Exhibit 10.109

PACIFICARE OF CALIFORNIA
MEDICAL GROUP/IPA SERVICES AGREEMENT
(PROFESSIONAL CAPITATION)

THIS PACIFICARE MEDICAL GROUP/IPA SERVICES AGREEMENT (this “Agreement”) is made and entered into this 1st day of June, 1999, by and between PACIFICARE OF CALIFORNIA, INC., a California corporation (“PacifiCare”), and Professional Care IPA Medical Group (“Medical Group”), with reference to the following facts:

WHEREAS, PacifiCare operates various prepaid health plans for the provision of Covered Services to persons enrolled as Members in such plans in a manner consistent with the laws of the State of California and the United States; and

WHEREAS, Medical Group and its Participating Providers desire to participate in PacifiCare’s prepaid health service delivery system by providing or arranging for Covered Services to Members on a prepaid basis in coordination with PacifiCare and its Participating Providers under the terms specified in this Agreement.

NOW, THEREFORE, it is agreed as folio

ARTICLE 1
DEFINITIONS

Whenever used in this Agreement, the following terms shall have the definitions contained in this Article 1:

1.1                                 Accreditation Organization is any organization, including, without limitation, the National Committee for Quality Assurance (NCQA), engaged in accrediting or certifying PacifiCare, any Managed Care Plans, or any Participating Providers.

1.2                                 Agreement is this Medical Group/IPA Services Agreement between PacifiCare and Medical Group, and any amendments, exhibits and attachments hereto, including Product Attachments.

1.3                                 Base Agreement is this Medical Group/IPA Services Agreement between PacifiCare and Medical Group, and any amendments, exhibits and attachments hereto, excluding Product Attachments.

1.4                                 Capitation Payments are monthly payments made to Medical Group on a prepaid basis for Covered Services provided or arranged by Medical Group under this Agreement.

1.5                                 Commencement Date is the commencement date of this Agreement as specified in Section 6.1.

*** Confidential Information omitted and filed separately with the Securities and Exchange Commission.

1.6                                 Copayment is a fee that may be charged to Members for certain Medical Group Services and collected by Medical Group or its Participating Providers at the time Medical Group Services are provided, as set forth in the applicable Managed Care Plan.

1.7                                 Cost of Care is the valuation of Covered Services and other health care services provided or arranged by Medical Group, as described in Section 5.7.

1.8                                 Covered Services are those medically necessary health care services, supplies and benefits which are required by a Member as determined by Medical Group or PacifiCare in accordance with the Member’s Managed Care Plan and PacifiCare’s Quality Improvement Program and Utilization Management Program.   For purposes of this Agreement, “medically necessary” shall have the meaning set forth in the applicable Subscriber Agreement.

1.9                                 Division of Financial Responsibility is the matrix for each Managed Care Plan which specifies the financial responsibility for Covered Services between PacifiCare, Medical Group and the Hospital Incentive Program.  The Division of Financial Responsibility is an integral part of this Agreement.

1.10                           Eligibility List is the list of Members for whom Medical Group shall provide or arrange Covered Services.

1.11                           Emergency Services are Covered Services required by a Member as the result of a medical condition manifesting itself by the sudden onset of symptoms of sufficient severity, which may include severe pain, such that a reasonable person would expect the absence of immediate medical attention to result in: (i) placing the health of the Member in serious jeopardy; (ii) serious impairment to bodily functions; or (iii) serious dysfunction of any bodily part.  The final determination of whether Emergency Services were required shall be made by the PacifiCare medical director or designee, subject to appeal under the applicable Member appeals procedure.

1.12                           Government Agency shall mean any local, State or Federal government agency or entity with regulatory or other authority over PacifiCare, this Agreement or any Managed Care Plan.

1.13                           Hospitals are licensed acute care hospitals in the Medical Group Service Area which have entered into a written agreement with PacifiCare to provide Hospital Services to Members.

1.14                           Hospital Services are Covered Services for Medical Group Members which are initially paid for by PacifiCare and are the shared financial responsibility of PacifiCare and Medical Group, as specified in the Hospital Incentive Programs set forth in the Product Attachments.  A summary of Hospital Services is set forth in the Division of Financial Responsibility for each Managed Care Plan.

1.15                           Insolvent or the condition of Insolvency means that Medical Group or any management company providing material management services to Medical Group (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) fails to maintain the financial reserves specifically required either by this Agreement or State and Federal Law or otherwise agreed to in writing by the parties; (iii) voluntarily ceases to conduct its business in the ordinary course; (iv) commences any Insolvency proceeding with respect to itself; or (v) takes any action to effectuate or authorize an Insolvency proceeding.  No Insolvency shall be deemed to exist if such conditions are solely the result of PacifiCare’s failure to pay Medical Group amounts that are currently due and payable by PacifiCare after consideration of PacifiCare’s withhold, recoupment, offset and other rights pursuant to this Agreement.

1.16                           Managed Care Plan is any one of the various health plans or products sponsored or administered by PacifiCare or its subsidiaries or affiliates including, without limitation, a commercial prepaid health plan (“PacifiCare Commercial Health Plan”), a commercial point-of-service plan (“PacifiCare Commercial POS Health Plan”), and a Medicare + Choice plan (“Secure Horizons Health Plan”).  Each Managed Care Plan is described in the applicable Subscriber Agreement and Product Attachment.  PacifiCare may make available some, and not all, of the Managed Care Plans under this Agreement.  For purposes of this Agreement, PacifiCare Affiliates shall mean all entities which currently are controlled by, controlling, or under common control with PacifiCare or which in the future may be controlled by, controlling, or under common control with PacifiCare, including, without limitation, PacifiCare Life and Health Insurance Company and PacifiCare Life Assurance Company.  When a PacifiCare Affiliate is responsible for payment under this Agreement, “PacifiCare” shall mean and refer to the PacifiCare Affiliate.

1.17                           Medical Group Facility is each office of Medical Group and its Participating Providers, identified in Exhibit 1 to this Agreement, where Medical Group Services may be provided to Medical Group Members.

1.18                           Medical Group Members are the Members listed on the Eligibility List.

1.19                           Medical Group Service Area is the geographic area as defined in Exhibit 1 to this Agreement.

1.20                           Medical Group Services are Covered Services for Medical Group Members which are the financial responsibility of Medical Group, as specified in the Division of Financial Responsibility for each Managed Care Plan.

1.21                           Member is an individual who is enrolled in a Managed Care Plan and meets all the eligibility requirements for membership in the Managed Care Plan and for whom the applicable Premium has been received by PacifiCare.

1.22                           Out-of-Area Medical Services are those Urgently Needed Services and Emergency Services provided while a Member is outside the Medical Group Service Area which would have been the financial responsibility of Medical Group had the services been provided within the Medical Group Service Area.  Medical Services which are to be provided outside of the Medical Group Service Area and are arranged by Medical Group for assigned Members are not considered Out-of-Area Medical Services.

1.23                           Participating Providers are (i) physicians and health care professionals who are shareholders, partners or employees of Medical Group and (ii) physicians, medical groups, individual practice associations (“IPA”), health care professionals, hospitals, facilities and other providers of health care services or supplies that have entered into written contracts with PacifiCare, Medical Group or Hospital to provide Covered Services to Members pursuant to Managed Care Plans.

1.24                           Premium is the payment for Covered Services under each Managed Care Plan as defined in the applicable Product Attachment.

1.25                           Primary Care Physician is any of Medical Group’s Participating Providers who meet PacifiCare’s criteria for providing initial and primary care Covered Services to Medical Group Members, for maintaining the continuity of patient care, and for initiating and coordinating referrals for Covered Services to Medical Group Members.

l.26                              Product Attachments are the attachments to the Base Agreement which set forth additional terms and conditions under which Medical Group shall provide or arrange Covered Services to Medical Group Members pursuant to the Managed Care Plans.  All Product Attachments which are signed by both PacifiCare and Medical Group shall become a part of this Agreement and are incorporated herein.

1.27                           Provider Manual is the PacifiCare Provider Policies and Procedures Manual and related written materials which shall be provided to Medical Group by PacifiCare prior to or concurrent with the execution of this Agreement.  The Provider Manual is incorporated into this Agreement, and may be updated from time to time by PacifiCare as provided in this Agreement.

1.28                           Quality Management and Improvement (“QI”) Program are those standards, protocols, policies and procedures adopted by PacifiCare to monitor and improve the quality of clinical care and quality of services provided to Members.  The QI Program is described in the Provider Manual, and may be updated from time to time by PacifiCare as provided in this Agreement.

1.29                           State and Federal Law shall mean any and all laws and regulations of the State of California or of the United States and all orders and other requirements of any government agency which are applicable to PacifiCare, this Agreement, Managed Care Plans, and Medical Group and its Participating Providers.

1.30                           Subscriber Agreement and Evidence of Coverage are the PacifiCare documents that describe the costs, benefits or services, procedures, conditions, limitations, exclusions, and other obligations to which Members are entitled and subject to under a Managed Care Plan.  A copy of a current standard Subscriber Agreement and Evidence of Coverage for each Managed Care Plan shall be provided to Medical Group by PacifiCare and may be updated from time to time by PacifiCare.

1.31                           Subscriber or Subscriber Group is the individual or employer, organization, firm or other entity which contracts with PacifiCare under a Subscriber Agreement to obtain the benefits of a Managed Care Plan.

1.32                           Urgently Needed Services are Covered Services under a Managed Care Plan which are required without delay in order to prevent the serious deterioration of a Member’s health as a result of an unforeseen illness or injury and it was not reasonable given the circumstances to obtain the services in accordance with the terms of the applicable Managed Care Plan.

1.33                           Utilization Management (“UM”) Program are those standards, protocols, policies and procedures adopted by PacifiCare regarding the management, review and approval of the provision of Covered Services to Members.  The UM Program is described in the Provider Manual, and may be updated from time to time by PacifiCare as provided in this Agreement.

ARTICLE 2
DUTIES OF MEDICAL GROUP

2.1                                 Provide or Arrange Covered Services.  Medical Group, through its Participating Providers, shall provide or arrange Covered Services in the Medical Group Service Area to Medical Group Members, in coordination with PacifiCare and PacifiCare’s Participating Providers and in accordance with the terms and conditions set forth in this Agreement and the Managed Care Plans.  Medical Group shall be financially responsible for Medical Group Services.

2.2                                 Professional Standards.  The primary concern of Medical Group and its Participating Providers under this Agreement shall be the quality of Covered Services provided to or arranged for Medical Group Members.  Nothing stated in this Agreement shall be interpreted to diminish this responsibility.  All Covered Services provided or arranged by Medical Group shall be provided or arranged by duly licensed, certified or otherwise authorized professional personnel in a culturally competent manner and at physical facilities in accordance with (i) the generally accepted medical and surgical practices and standards prevailing in the applicable professional community at the time of treatment, (ii) the provisions of PacifiCare’s QI Program and UM Program, (iii) the requirements of State and Federal Law and (iv) the standards of Accreditation Organizations.

PacifiCare and Medical Group acknowledge and agree that Medical Group or each of Medical Group’s Participating Providers shall maintain the physician-patient relationship with each Medical Group Member.  Nothing contained in this Agreement is intended to interfere with such physician-patient relationship.  Nothing in this Agreement shall be interpreted to discourage or prohibit Medical Group and its Participating Providers from discussing treatment options or providing other medical advice or treatment deemed appropriate by Medical Group or its Participating Providers.  Medical Group or its Participating Providers shall have the sole responsibility for the medical care and treatment of Medical Group Members.

2.2.1                        Licensure of Medical Group.  Medical Group is legally organized and incorporated under the laws of the State of California.  Medical Group shall maintain in good standing at all times during the term of this Agreement any and all licenses, certificates and/or approvals required under State and Federal Law for the performance by Medical Group of the duties required by this Agreement.

Medical Group shall notify PacifiCare upon receiving any notice from the Department of Managed Health Care or any other entity with the regulatory or contractual authority to audit Medical Group relating to compliance with applicable law, including, without limitation, notices of medical surveys or financial audits.

2.2.2                        Licensure/Certification of Medical Group’s Participating Providers.  Each of Medical Group’s Participating Providers shall maintain in good standing at all times during the term of this Agreement the necessary licenses or certifications required by State and Federal Law and by the Managed Care Plans to provide or arrange Covered Services to Medical Group Members.

2.2.3                        Hospital Privileges for Medical Group’s Participating Providers.  Unless otherwise specified by Medical Group and approved by PacifiCare for specific Participating Providers, each of Medical Group’s Participating Providers who is a physician shall maintain in good standing at all times during the term of this Agreement medical staff membership and clinical privileges at Hospital necessary to provide or arrange Covered Services to Medical Group Members.

2.3                                 Medical Group’s Participating Providers.  Medical Group shall have a sufficient number of Participating Providers throughout the Medical Group Service Area to provide or arrange Covered Services and meet the needs of PacifiCare and Medical Group Members as determined by PacifiCare’s QI Program and in accordance with State and Federal Law.  Medical Group’s Participating Providers shall provide or arrange Covered Services, including Emergency Services, to Medical Group Members twenty-four (24) hours a day, seven (7) days a week.  Medical Group’s Participating Providers must meet PacifiCare’s credentialing standards and must be approved by PacifiCare before providing or arranging Covered Services to Medical Group Members.

2.3.1                        Participating Provider Information.  Medical Group shall provide PacifiCare with a complete list of its Participating Providers, together with the provider specific information required by PacifiCare for credentialing and for administration of the Managed Care Plans, at the time this Agreement is signed.

2.3.2                        Notice of Participating Provider Additions.  Medical Group shall use its best efforts to provide at least sixty (60) calendar days prior written notice to PacifiCare of the addition of any Participating Providers.  Such notice shall include the provider-specific information required by PacifiCare.  All Participating Providers must be approved by PacifiCare before providing or arranging Covered Services to Medical Group Members.  PacifiCare shall use its best efforts to approve Participating Providers as quickly as possible after receiving the written notice from Medical Group.

2.3.3                        Notice of Participating Provider Terminations.  Medical Group shall provide ninety (90) calendar days’ prior written notice to PacifiCare of the termination of any of its Participating Providers; provided, however, that if any Participating Providers are terminated with less than ninety (90) calendar days’ notice, then Medical Group shall provide written notice to PacifiCare within five (5) business days of Medical Group becoming aware of such termination.  Notwithstanding the termination of any Participating Providers, Medical Group shall remain responsible for providing or arranging Covered Services through its remaining Participating Providers and shall remain financially responsible for Medical Group Services provided to Medical Group Members under this Agreement.

2.3.4                        Restriction, Suspension or Termination of Participating Providers.  Medical Group shall, as warranted, immediately restrict, suspend or terminate its Participating Providers from providing or arranging Covered Services to Medical Group Members in the following circumstances: (i) the Participating Provider ceases to meet the licensing/certification requirements or other professional standards described in this Agreement; (ii) PacifiCare or Medical Group reasonably determines that there are serious deficiencies in the professional competence, conduct or quality of care of the Participating Provider which affects or could adversely affect the health or safety of Medical Group Members; or (iii) the Participating Provider files an affidavit with the Medicare Program promising to furnish Medicare-covered services to Medicare beneficiaries only through private contracts under Section 1802 (b) of the Social Security Act.  Medical Group shall immediately notify PacifiCare of any of its Participating Providers who cease to meet the licensing/certification requirements or other professional standards described in this Agreement and Medical Group’s actions under this Section.  If Medical Group fails to act as required by this Section with respect to any of its Participating Providers, PacifiCare shall have the right to immediately prohibit such Participating Providers from continuing to provide Covered Services to Medical Group Members.

2.3.5                        Adverse Changes in Capacity.  Medical Group and its Participating Providers will continue to accept Members enrolled by PacifiCare for so long as Medical Group and its Participating Providers have the capacity to provide and arrange Covered Services under this Agreement and for so long as Medical Group continues to accept new patients from any HMO or other prepaid health plan.  Medical Group shall provide at least seventy-five (75) calendar days’ prior written notice to PacifiCare of any significant changes in the capacity of Medical Group to provide or arrange Covered Services that would prevent Medical Group from accepting additional Members.  Medical Group shall use reasonable efforts to eliminate or remedy any condition which results in a significant adverse change in capacity.  A significant change in capacity includes, without limitation, the following: (i) inability of Medical Group to properly serve additional Members due to a lack of Primary Care Physicians or other Participating Providers; (ii) inability of any one of Medical Group’s Primary Care Physicians or other Participating Providers to serve additional Members; or (iii) closure of any Medical Group Facility.  PacifiCare may continue to enroll Members with Medical Group until the expiration of the notice period required under this Section, and in such event, Medical Group and its Primary Care Physicians and other Participating Providers shall continue to accept such Members.  PacifiCare shall discontinue the enrollment of Members with Medical Group upon expiration of the notice period required under this Section until such time, if any, that Medical Group provides written notification to PacifiCare that it has the capacity to accept additional Members.

2.4                                 Medical Group’s Subcontracts with Participating Providers.  Medical Group shall demonstrate and certify to PacifiCare prior to the Commencement Date and upon PacifiCare’s written request at any time during the term of this Agreement (in the format specified by PacifiCare) that its subcontracts with Participating Providers comply with requirements of this Agreement.  Medical Group shall amend any and all of its existing subcontracts with Participating Providers which do not comply with this Agreement within thirty (30) calendar days following the execution of this Agreement and shall provide PacifiCare with written certification thereof.  Without limiting any other provision of this Agreement, all of Medical Group’s subcontracts shall contain the requirements set forth at Sections 8.3.3 of this Agreement pertaining to the provision of Covered Services in Special Circumstances.

2.4.1                        Compliance with Provisions of Agreement.  Medical Group’s subcontracts with Participating Providers shall be in writing.  All such subcontracts shall be consistent with the terms and conditions of this Agreement (including the Product Attachments) and shall meet PacifiCare’s requirements for Participating Provider subcontracts.  If this Agreement is amended or modified, all such subcontracts shall be amended or modified within thirty (30) calendar days to be consistent with such amendments or modifications.

2.4 2                        Compliance with Standards of Accreditation Organizations and Requirements of State and Federal Law.  Medical Group’s subcontracts with Participating Providers shall comply with the standards of Accreditation Organizations and requirements of State and Federal Law.  If there are changes in such standards and/or requirements, Medical Group shall amend its subcontracts with Participating Providers to comply with such changes within thirty (30) calendar days following notice thereof from PacifiCare.

2.4.3                        Access by PacifiCare, Accreditation Organizations and Government Agencies to Subcontracts and Books and Records of Participating Providers.  Medical Group shall make available for inspection, examination and copying by PacifiCare, Accreditation Organizations and Government Agencies during normal business hours (i) its Participating Provider subcontracts and (ii) books and records of its Participating Providers relating to Covered Services provided to Medical Group Members.  Copies of subcontracts and the books and records of Participating Providers shall be maintained for at least six (6) years from the close of the fiscal year in which the Covered Services were provided.

2.44                           Medical Group’s Responsibility for Providing or Arranging Covered Services.  Notwithstanding the existence of Medical Group’s subcontracts with its Participating Providers, Medical Group shall remain responsible for satisfying the obligations of Medical Group set forth in this Agreement.  If any of Medical Group’s subcontracts with Participating Providers are terminated, Medical Group shall remain responsible for providing or arranging Covered Services through its remaining Participating Providers and shall remain financially responsible for Medical Group Services provided to Medical Group Members under this Agreement.

2.4.5                        Performance of Subcontract Rights.  Medical Group’s subcontracts shall require its Participating Providers who are independent contractors to agree to perform their obligations under their subcontract for the benefit of PacifiCare in the event of dissolution or Insolvency of Medical Group, in the event of termination of this Agreement by PacifiCare for cause pursuant to Section 6.2.2 or in the event of termination by PacifiCare pursuant to Section 6.3.  Such obligation shall continue through the continuing care period provided by this Agreement.  Medical Group’s subcontracts shall provide that in the event PacifiCare exercises such option, Medical Group’s subcontractors agree to accept payment from PacifiCare, as payment in full, at rates which are the lesser of the Cost of Care or the rate set forth in the applicable subcontract.  To the extent Medical Group’s subcontracts do not comply with the requirements of this Section 2.4.5 as of the date this Agreement is executed and delivered, Medical Group shall cause its subcontracts to be amended to comply with the forgoing by June 30, 2000.

2.5                                 Acceptance and Transfer of Members.  Medical Group and its Participating Providers may not impose any limitations on the acceptance of Members for care or treatment that are not imposed on other patients.  PacifiCare, Medical Group and its Participating Providers shall not request, demand, require or seek directly or indirectly the transfer, discharge or removal of any Member for reasons of Member’s need for, or utilization of, Covered Services, except in accordance with the procedures established by PacifiCare for such action.  Medical Group and its Participating Providers shall not refuse or fail to provide or arrange Covered Services to any Member.

PacifiCare and Medical Group shall exercise reasonable efforts in following the procedures for transfer, discharge or removal of Members as set forth in the Provider Manual.  Nevertheless, PacifiCare may require transfer of Medical Group Members for any reason, and Medical Group may request that PacifiCare transfer Medical Group Members to another of PacifiCare’s Participating Providers if Medical Group is unable to provide the Covered Services required by this Agreement for reasons related to capacity of Medical Group and its Participating Providers.  In addition, Medical Group may request that PacifiCare transfer a Medical Group Member to another of PacifiCare’s Participating Providers in the event of a material breakdown in the physician-patient relationship.  PacifiCare shall evaluate such requests considering the best interests of the Member.  In the event PacifiCare grants a request for transfer of a Member by Medical Group, the transfer shall not be effective until the end of the month following the month in which the Member receives notice of transfer, unless the Member agrees to an earlier transfer and PacifiCare has made arrangements with another of PacifiCare’s Participating Providers to accept the Member.

2.6                                 Medical Records.  Medical Group and its Participating Providers shall maintain all patient medical records relating to Covered Services provided to Members, in such form and containing such information as required by the QI Program, Accreditation Organizations and State and Federal Law.  Medical records shall be maintained in a manner that is current, detailed, organized and permits effective patient care and quality review by Medical Group and PacifiCare pursuant to the QI Program.  Medical records shall be maintained in a form and physical location which is accessible to Medical Group’s Participating Providers, PacifiCare, Government Agencies and Accreditation Organizations.  Upon request and within the time frame requested, Medical Group and its Participating Providers shall provide to PacifiCare, at Medical Group’s or Participating Provider’s expense, copies of Member medical records for purposes of conducting quality assurance, case management and utilization reviews, credentialing and peer review, claims processing, verification and payment, resolving Member grievances and appeals and other activities reasonably necessary for the proper administration of the Managed Care Plans consistent with State and Federal Law.  If Medical Group or its Participating Providers do not provide copies of Member medical records to PacifiCare within the time frame requested, Medical Group and its Participating Providers shall allow PacifiCare immediate access to such medical records for onsite copying and shall reimburse PacifiCare for the actual copying expense.  Medical Group and its Participating

Providers shall maintain the confidentiality of all Member medical records and treatment information in accordance with State and Federal Law.  Medical records shall be retained by Medical Group and its Participating Providers for at least six (6) years following the provision of Covered Services and as required by State and Federal Law.  The provisions of this Section shall survive termination of this Agreement for the period of time required by State and Federal Law.

2.7                                 Insurance.  Medical Group, at its sole cost and expense, shall maintain throughout the term of this Agreement and, if coverage is provided on a claims-made basis, for a period of four years following termination of this Agreement, professional liability insurance (i.e., medical malpractice insurance) and, if delegated for any Managed Care Services, managed care errors and omissions insurance in the minimum amount of one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) annual aggregate, the annual aggregate to apply separately for each physician and health care practitioner who is insured under the policy (or policies) purchased by Medical Group.

Medical Group, at its sole cost and expense, shall also maintain throughout the term of this Agreement, workers’ compensation insurance as required by the State of California and general liability insurance, including but not limited to premises, personal injury and contractual liability insurance, in a minimum amount of one million dollars ($1,000,000) per occurrence, combined single limit, bodily injury and property damage, to insure Medical Group and its employees, agents, and representatives against claims for damages arising by reason of (i) personal injuries or death occasioned in connection with the performance of any Covered Services provided under this Agreement, (ii) the use of any property and facilities of the Medical Group, and (iii) activities performed in connection with this Agreement.

Medical Group’s Participating Providers who are not insured under the Medical Group’s policy (or policies) shall maintain the same insurance coverage required of Medical Group under this Section, unless otherwise consented to by PacifiCare in writing.

All insurance required under this Agreement shall be provided by insurers licensed to do business in the State of California and who have obtained an A.M. Best rating of A: VIII or better.

If any of the required coverage is proposed to be provided by a self insurance agreement, a wholly owned insurance subsidiary (captive) or a risk retention group, the above insurance requirements may be waived in the sole discretion of PacifiCare, but only after review of the self insured’s, captive’s or risk retention group’s audited financial statement and latest actuarial report.

A certificate of insurance shall be issued to PacifiCare prior to the Commencement Date and upon the renewal of the insurance coverage specified in this Section.  The certificate shall provide that PacifiCare shall receive thirty (30) days’ prior written notice of cancellation or material reduction in the insurance coverage specified in this

Section.  Notwithstanding anything to the contrary, if Medical Group has a claims-made based policy and anticipates that such policy (or policies) will be canceled or not renewed, Medical Group agrees to exercise any option contained in the policy (or policies) to extend the reporting period to the maximum period permitted; provided, however, that Medical Group need not exercise such option if the superseding insurer will accept all prior claims.  Notwithstanding any other provision of this Agreement, failure to provide the certificate of insurance shall be grounds for immediate termination of this Agreement.

2.8                                 Financial Statements.

2.8.1                        Copies of Financial Statements.  Medical Group shall provide to PacifiCare within forty-five (45) calendar days of the end of each calendar quarter copies of its quarterly financial statements, which shall include a balance sheet, statement of income and statement of cash flow (the “Financial Statements”) prepared in accordance with generally accepted accounting principles.  Such quarterly Financial Statements shall be certified by the chief financial officer of Medical Group as accurately reflecting the financial condition of Medical Group, including without limitation, its operations in the Medical Group Service Area for the period indicated.  In addition, Medical Group shall provide to PacifiCare, within forty-five (45) calendar days of the end of each fiscal year, copies of its audited annual Financial Statements together with copies of all auditor’s letters to management in connection with such audited annual financial statements.

2.8.2                        Letter of Credit.

Letter of Credit.  As a material condition to PacifiCare’s obligations pursuant to this Agreement, Medical Group shall obtain for the benefit of PacifiCare a Letter of Credit to secure the obligations of Medical Group under this Agreement (“Letter of Credit”).

The Letter of Credit shall be in the minimum amount of ***, which amount shall be increased as reasonably determined by PacifiCare from time to time throughout the term of this Agreement (but not more often than semi-annually) to equal three (3) months of Medical Group’s IBNP Expenses, as defined below.

All the terms and conditions of the Letter of Credit shall be subject to PacifiCare’s approval.  Without limiting the foregoing, the Letter of Credit shall provide that at such time that Medical Group is Insolvent, the Letter of Credit funds shall be unconditionally available to PacifiCare to satisfy Medical Group’s obligations under this Agreement.  The Letter of Credit shall be effective January 31, 200l and shall remain in full force and effect throughout the entire term of this Agreement.

PacifiCare shall not be responsible for any cost, expense, or administrative fee in connection with the establishment or maintenance of the Letter of Credit.  IBNP Expense shall mean all provider liabilities that are incurred but not paid (IBNP) for PacifiCare Members.  Medical Group’s IBNP liabilities shall include estimated provider claims that have been incurred but not paid and provider capitation for periods where PacifiCare has paid capitation to Medical Group, but Medical Group has not paid capitation to its capitated Participating Providers.

2.9                                 Administrative Requirements

2.9.1                        Administrative Guidelines.  Medical Group agrees to perform its duties under this Agreement in accordance with the administrative guidelines, policies and procedures set forth in the Provider Manual and State and Federal Law.  Medical Group shall be responsible for distributing copies of the Provider Manual, as necessary, to its Participating Providers.

2.92                           Medical Director, Health Plan Coordinator, Quality Improvement Committee and Utilization Management Committee.  Medical Group shall designate one of its Participating Providers who is a physician or osteopath to act as Medical Group’s medical director and shall designate an individual to act as the health plan coordinator with PacifiCare.  The duties of Medical Group’s medical director and health plan coordinator shall be set forth in the Provider Manual.  In addition, Medical Group shall establish and maintain a quality improvement committee and a utilization management committee to assist PacifiCare in implementing the QI Program and UM Program with respect to PacifiCare Members.

2.9.3                        Participation in PacifiCare Orientation and Training Programs.  Medical Group shall require its administrative personnel and its Participating Providers to participate in PacifiCare’s orientation and training programs.

2.9.4                        Encounter Data.  Medical Group shall maintain and provide to PacifiCare, no later than the fifteenth (15th) day of each month, (i) the utilization data pertaining to Covered Services which are provided directly by Medical Group and its Participating Providers and (ii) the utilization data pertaining to Covered Services which are paid for by Medical Group during the preceding month, including data not provided in the most recent submission, as required by PacifiCare (the “Encounter Data”).  Medical Group shall submit Encounter Data in accordance with the procedures and standards established by PacifiCare.  Medical Group shall submit Encounter Data in an electronic format acceptable to PacifiCare.

For each month in which Medical Group fails to submit Encounter Data described above in this Section, PacifiCare shall deduct one percent (1%) of the Medical Group’s Capitation Payment until such data is submitted.

2.9.5                        General Data and Requirements.  Medical Group shall maintain and provide to PacifiCare, upon written request, any and all information required by PacifiCare, State and Federal Law, Government Agencies or Accreditation Organizations for the administration of Managed Care Plans.  Medical Group shall submit such information and data to PacifiCare in the format and within the time periods specified by PacifiCare.  Medical Group shall accurately and completely maintain all Encounter Data, all other information and data required by this Agreement, including medical records, necessary to characterize the scope and purpose of Covered Services provided to Members.  Medical Group shall provide to PacifiCare and to HCFA any required certification as to Medical Group’s compliance with the foregoing.

2.10                           Medical Group’s Failure to Comply with Agreement, Provider Manual or Managed Care Plans.  If Medical Group fails to comply with any provision(s) of this Agreement, the Provider Manual or the Managed Care Plans, PacifiCare may provide written notice of such failure to Medical Group, specifying a date at least thirty (30) days following the date of the notice by which Medical Group must be in compliance with such provision(s), as reasonably determined by PacifiCare.  If Medical Group fails to comply with such provision(s) by the date specified in the notice, PacifiCare shall have the right to cease marketing efforts on behalf of Medical Group and/or discontinue assignment of Members to Medical Group until such time as Medical Group complies with such provision(s), as reasonably determined by PacifiCare.  In addition, PacifiCare shall have the right to either (i) collect from Medical Group or (ii) recoup against amounts due Medical Group under this Agreement, any penalties or other monetary amounts payable by PacifiCare to Government Agencies, Subscriber Groups, Participating Providers or any other health care providers as a result of Medical Group’s failure to comply with any provision(s) of this Agreement, the Provider Manual or Managed Care Plans.  PacifiCare’s rights and remedies under this Section shall be in addition to all other rights and remedies available to PacifiCare to enforce this Agreement, including the right of termination.

2.11                           Reciprocity Arrangements.  If any Member who is not a Medical Group Member or if any individual who is enrolled in a benefit plan and program of any PacifiCare affiliated entity (“PacifiCare Affiliate”) receives services or treatment from Medical Group or its Participating Providers, Medical Group or the Participating Provider agrees to bill PacifiCare or the PacifiCare Affiliate (or their respective designees), as applicable, at billed charges and to accept the Cost of Care amount less any applicable Copayments, coinsurance and/or deductibles as payment in full for such services or treatment.  PacifiCare or the PacifiCare Affiliate will process payment for such services or treatment in accordance with the payment procedures for the applicable benefit plan or program.

If any Medical Group Member receives Covered Services from a PacifiCare Participating Provider or PacifiCare Affiliate contracted provider, PacifiCare shall, where contractually available, provide reciprocity to Medical Group at PacifiCare rates for such Covered Services.  Medical Group shall comply with the procedures established by PacifiCare or the PacifiCare Affiliate for reimbursement of such Covered Services.

Only medically appropriate Covered Services, as determined by PacifiCare, shall be subject to the reciprocity arrangement specified in this Section.  Medical Group shall abide by all provisions of this Agreement relating to non-billing of Members with respect to all services and treatment subject to this reciprocity arrangement.

2.12                           Hospital Admissions.  In recognition of the need for coordination, continuity, and quality of care of Covered Services provided to Medical Group Members, Medical Group agrees to utilize Hospital(s) as provider of Hospital Services for Medical Group Members, subject to the following exceptions:

(i)                                     Medical Group Members admitted for Emergency Services or Urgently Needed Services; and

(ii)                                  Medical Group Members requiring Hospital Services not available at Hospital.

2.13                           PacifiCare Rights in the Event of Insolvency of Medical Group.  In the event that Medical Group is determined to be Insolvent by PacifiCare’s independent accountants, Medical Group shall be in material breach of this Agreement.  Upon such breach, PacifiCare shall, without waiving any of its other rights under this Agreement, including the rights set forth above, and rights of termination, have the following rights to:

(i)                                     Increase withholds for the payment of claims as provided pursuant to Section 5.3 of this Agreement;

(ii)                                  Cease enrollment of PacifiCare Members with Medical Group, transfer Members, and cease marketing efforts;

(iii)                               Require Medical Group, at its cost, to retain, on terms and conditions acceptable to PacifiCare, a third party manager approved by PacifiCare to assist Medical Group in addressing its financial and operational problems.

ARTICLE 3
ADMINISTRATIVE DUTIES OF PACIFICARE

3.1                                 Administration and Provision of Data.  PacifiCare shall perform administrative, accounting, enrollment, eligibility verification and other functions necessary for the administration and operation of the Managed Care Plans.  PacifiCare shall provide Medical Group with management information and data reasonably necessary to carry out the terms and conditions of this Agreement and for the operation of the Managed Care Plans.

3.2                                 Marketing.  PacifiCare shall make reasonable efforts to market the Managed Care Plans.  Medical Group agrees that PacifiCare may, in its discretion, use Medical Group’s name, address and telephone number as well as the names, addresses and telephone numbers and specialties of its Participating Providers in PacifiCare’s marketing and informational materials including, without limitation, PacifiCare’s directory of Participating Providers.  Nothing in this Agreement shall be deemed to require PacifiCare to conduct any specific marketing activities on behalf of Medical

Group and its Participating Providers or to identify Medical Group or its Participating Providers in any specific PacifiCare marketing or informational materials.

3.3                                 Enrollment and Assignment of Members.  PacifiCare shall be responsible for distributing the PacifiCare Enrollment Packet to Members upon enrollment and at open enrollment periods.  PacifiCare shall provide benefit information to Members concerning the type, scope and duration of benefits to which Members are entitled under the Managed Care Plans.  Nothing in this Agreement shall be construed to require PacifiCare to assign any minimum or maximum number of Members to Medical Group or to utilize Medical Group for any Members in the Medical Group Service Area.

3.4                                 Eligibility Information.  PacifiCare shall provide the Eligibility List to Medical Group on or about the fifteenth (15th) day of each month.

3.5                                 Benefit Design and Interpretation: Coverage Decisions.  PacifiCare shall be solely responsible for the benefit design of all Managed Care Plans, including establishing benefits, Premiums and Copayments.  PacifiCare shall be solely responsible for interpreting the terms of and making final coverage determinations under the Managed Care Plans.

3.6                                 Case Management.  PacifiCare shall manage and coordinate Covered Services for Medical Group Members (including Emergency Services and Urgently Needed Services) with complex medical conditions to ensure that care is provided in a manner which encourages quality, continuity of care and cost-effectiveness (“Case Management”).  Medical Group shall cooperate fully with PacifiCare in providing information that may be required in determining the need for Case Management and in the transfer of Medical Group Members to designated PacifiCare Participating Providers for cost effective care.

3.7                                 Out-of-Area Medical Services.  PacifiCare shall manage and coordinate Out-of-Area Medical Services.  Medical Group shall cooperate fully with PacifiCare in providing information that may be required for transferring Members back into the Medical Group Service Area, including promptly notifying PacifiCare of known or suspected Out-of-Area Medical Services, and shall accept the prompt transfer of Members to the care of Medical Group and its Participating Providers following the receipt of Out-of-Area Medical Services.  PacifiCare, in conjunction with Medical Group and Hospital, shall make all decisions regarding the duration of a Member’s care at the Out-of-Area facility and transfer of the Member to a Medical Group Service Area facility.

ARTICLE 4
MANAGED CARE PROGRAM SERVICES

4.1                                 Managed Care Program Services.  Consistent with the requirements of State and Federal Law and the standards of Accreditation Organizations, PacifiCare shall be accountable for the performance of the following services for all Managed Care Plans: (i) quality management and improvement, (ii) utilization management, (iii) credentialing, (iv) Member rights and responsibilities, (v) preventive health services, (vi) medical record review and (vii) payment and processing of claims (collectively, “Managed Care Program Services”).  Medical Group and its Participating Providers shall cooperate with PacifiCare in the performance of all Managed Care Program Services and conduct their activities in a manner consistent with the provisions of this Article 4 including specifically, but without limitation, PacifiCare’s QI Program, UM Program, Credentialing Program, Member Services activities, and Claims Processing Guidelines.

4.1.1                        Quality Management and Improvement.  PacifiCare shall maintain an ongoing Quality Management and Improvement Program (“QI Program”) to assess and improve the quality of clinical care and the quality of service provided to Members under the Managed Care Plans.  The QI Program shall be maintained in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations.

Medical Group shall, at the written request of PacifiCare, make available its Participating Providers who are physicians to serve on PacifiCare’s QI Committee.  Medical Group shall establish and maintain an independent quality improvement committee which shall meet as frequently as advisable (but not less than ten (10) times throughout the year).  A member of the PacifiCare medical services staff may participate in Medical Group’s quality improvement committee meetings.  Medical Group shall keep minutes of its quality improvement committee and subcommittee meetings, copies of which shall be made available to PacifiCare upon ten (10) days’ written notice by PacifiCare to Medical Group.  If the functions of the quality improvement committee are performed together with its utilization review committee, Medical Group shall implement and maintain procedures which maintain all applicable confidentiality protections for quality assurance activities and decisions.

Medical Group shall develop and provide for PacifiCare’s review and approval written procedures for focused review or remedial action whenever it is determined by PacifiCare’s QI Committee that inappropriate or substandard Covered Services have been furnished or Covered Services that should have been furnished have not been furnished.  Upon request, PacifiCare shall assist Medical Group in the formulation of such focused review and remedial procedures.

4.1.2                        Utilization Management.  PacifiCare shall maintain an ongoing Utilization Management Program (“UM Program”) to address pre-authorization, concurrent and retrospective review of the quality, appropriateness, level of care and utilization of all Covered Services provided or to be provided to Members under the Managed Care Plans.  The UM Program shall be maintained in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations.

Medical Group shall establish and maintain a utilization review committee which shall meet as frequently as necessary.  A member of the PacifiCare medical services staff may participate in Medical Group’s utilization review committee meetings.  Medical Group shall keep minutes of its utilization review committee meetings, copies of which shall be made available to PacifiCare upon ten (10) days’ written notice by PacifiCare to Medical Group.  Medical Group’s utilization review committee shall review, as necessary, elective referrals and hospital and skilled nursing facility admissions on a prospective basis, and Emergency Services and Urgently Needed Services requiring hospital admissions on a retrospective basis.  The committee shall also be responsible for monitoring patterns of care, isolating inappropriate utilization and performing other management and review duties as specified in the UM Program.

4.1.3                        Credentialing.  PacifiCare shall maintain standards, policies and procedures for credentialing and recredentialing physicians, hospitals and other health care professionals and facilities that provide Covered Services to Members under the Managed Care Plans (“Credentialing Program”).  The Credentialing Program shall be maintained in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations.

4.1.4                        Member Rights and Responsibilities.  PacifiCare shall inform Members of their rights and responsibilities under each Managed Care Plan, provide Members with membership cards and member handbooks, distribute periodic communications to Members, process Member complaints and grievances and respond to inquiries and requests from Members regarding Managed Care Plans (collectively “Member Services”).

4.l.5                           Preventive Health Services.  PacifiCare shall develop preventive health guidelines for the prevention and early detection of illness and disease (“Preventive Health Guidelines”) and shall encourage Members to use preventive health services.  The Preventive Health Guidelines shall be maintained in accordance with the standards of Accreditation Organizations and shall be distributed to Participating Providers.  Medical Group and its Participating Providers shall provide preventive health services required pursuant to the applicable Subscriber Agreements to Medical Group Members in accordance with the Preventive Health Guidelines.

4.1.6                        Medical Record Review.  PacifiCare shall on an ongoing basis review medical records maintained by Medical Group and its Participating Providers to assess compliance with the requirements of State and Federal Law and the standards of Accreditation Organizations.  Medical Group and its Participating Providers shall maintain medical records in accordance with the provisions of this Agreement regarding medical records and in accordance with PacifiCare’s guidelines regarding medical records.

4.1.7                        Claims Processing.  PacifiCare shall establish and maintain standards, policies and procedures for the timely and accurate processing and payment of claims for Covered Services provided to Members (“Claims Processing Guidelines”).  The Claims Processing Guidelines shall be maintained in accordance with the requirements of State and Federal Law and the Managed Care Plans.

4.1.8                        Policies and Procedures.  For Managed Care Program Services not delegated to Medical Group, Medical Group agrees to abide by PacifiCare’s policies and procedures pertaining to the administration of such services.  The applicable policies and procedures may include, but not be limited to, policies and procedures pertaining to PacifiCare’s Utilization Management Program, Credentialing Program, and Claims Processing Guidelines.  Such policies and procedures will outline the non-delegated requirements for claims submission, subcontract rate information, utilization management, and credentialing.

4.2                                 Delegation of Managed Care Activities.

4.2.1                        Delegation Audits and Determinations.  PacifiCare may, in its discretion, delegate utilization management, credentialing, medical records review, claims processing, and/or other activities consistent with regulatory and accrediting standards to Medical Group.  Such delegation may occur at any time during the term of this Agreement if PacifiCare determines the Medical Group is capable of performing such activities and if Medical Group consents in writing to such delegation.  Medical Group’s consent and written agreement may be evidenced by this Agreement, amendments to this Agreement, or a separate delegation agreement between PacifiCare and Medical Group.

Managed Care Program Services which are delegated to Medical Group shall be specified in Exhibit 2 to this Agreement (collectively, the “Delegated Activities”).  Exhibit 2 may be amended from time to time during the term of this Agreement by PacifiCare to reflect changes in delegation standards; delegation status; performance measures; reporting requirements; and other provisions of Exhibit 2.  Any and all changes to Exhibit 2 shall not be deemed a material amendment to this Agreement, but shall, to the extent provided at Section 5.2 of this Agreement result in an automatic adjustment to Medical Group’s Capitation Payment.

4.2.2                        Medical Group’s Responsibility for Delegated Activities.  Medical Group shall be responsible for the performance of all Delegated Activities, as specified in Exhibit 2.  Medical Group shall have no right to modify Exhibit 2 or Medical Group’s obligations to perform Delegated Activities without PacifiCare’s prior written consent.

4.2.3                        PacifiCare Policies.  For all Delegated Activities, PacifiCare shall provide Medical Group with PacifiCare’s standards and requirements applicable to the Delegated Activities, as amended from time to time (the “PacifiCare Delegation Policies”) and shall notify Medical Group of all substantive changes to the PacifiCare Delegation Policies.  Medical Group may utilize its own policies and procedures for the Delegated Activities, provided that such policies and procedures are consistent with the PacifiCare Delegation Policies and are provided to PacifiCare for its review and approval.  If Medical Group’s policies and procedures are inconsistent with the PacifiCare Delegation Policies, the PacifiCare Delegation Policies shall apply.

4.2.4                        Sub-Delegation.  Medical Group shall not further delegate the performance of Delegated Activities to any of its Participating Providers or any other organization or entity without the prior written consent of PacifiCare.

4.2.5                        Maintenance of Information and Records.  Medical Group shall maintain all information and records reviewed or created in connection with performing the Delegated Activities in a form acceptable to PacifiCare, provide PacifiCare with access to such information and records, and permit PacifiCare to review and copy such information and records.

4.2.6                        Reporting Obligations.  Medical Group shall provide PacifiCare with periodic written reports regarding all Delegated Activities in the formats specified by PacifiCare for each of the Delegated Activities.  Medical Group’s arrangements with its Participating Providers shall provide that Medical Group may disclose to PacifiCare its Participating Provider credentialing files.

4.2.7                        Monitoring/Audits.  PacifiCare shall oversee Medical Group’s performance of Delegated Activities through review of periodic written reports provided by Medical Group as described above and meetings with appropriate Medical Group representatives and on-site audits and assessments of Medical Group.  Medical Group shall cooperate, participate and comply with PacifiCare in such monitoring and oversight activities.  Such audits and assessments will be performed in accordance with the requirements of State and Federal Law and the standards of Accreditation Organizations, PacifiCare’s Delegation Policies and the terms of this Agreement.

4.2.8                        Insurance.  Medical Group shall comply with the insurance provisions of this Agreement relating to managed care errors and omissions insurance.

4.3                                 Payment for Delegated Activity.  PacifiCare’s payment for Delegated Activities is specified in Section 5.2 of this Agreement.

4.4                                 Revocation and Resumption of Delegated Activities.

4.4.1                        PacifiCare’s Right to Revoke Delegated Activities.  PacifiCare may, in its sole discretion, revoke any or all Delegated Activities at any time if PacifiCare determines that such Delegated Activities are not being performed in accordance with the standards and requirements established by PacifiCare or if Medical Group’s performance of Delegated Activities is inconsistent with, or in violation of, State and Federal Law or the standards of any Accreditation Organization.

4.4.2                        Revocation Notices.

(a)                                  Deficiencies Capable of Cure.  For deficiencies in Medical Group’s performance of Delegated Activities, which PacifiCare determines are capable of being cured, PacifiCare shall provide Medical Group with reasonable prior written notice of not less than thirty (30) days specifying the Delegated Activities which PacifiCare intends to revoke (the “revocation notice”).  PacifiCare shall specify in its revocation notice the corrective actions to be taken by Medical Group to continue performance of Delegated Activities and the timeframes within which such corrective actions must be completed (the “cure period”).  Promptly following the cure period, PacifiCare shall advise the Medical Group, in writing, whether PacifiCare will proceed with revocation of the Delegated Activities.

(b)                                 Deficiencies Not Capable of Cure.  For deficiencies which PacifiCare determines are not capable of being cured, including but not limited to PacifiCare’s determination that Medical Group’s continued performance of Delegated Activities presents a risk of imminent harm to PacifiCare Members or would be contrary to the requirements of any Government Agency, State or Federal Law or Accreditation Standard, PacifiCare shall provide Medical Group with written notice that the Delegated Activities shall be revoked by the effective date of revocation.

(c)                                  Contents of Notices.  The written notices from PacifiCare to Medical Group under this Section shall, where applicable, specify (i) the adjustments to Capitation Payments as a result of the revocation of any Delegated Activities in accordance with the allocations set forth in Section 5.2 of this Agreement, (ii) in the event that claims processing is revoked, the adjustments to Capitation Payments for claims payment as set forth in Section 5.3 of this Agreement, and (iii) any and all changes to Exhibit 2 resulting from revocation.

4.4.3                        Continued Cooperation Following Revocation.  Upon revocation of any of the Delegated Activities, or any portion thereof, PacifiCare will resume responsibility for performing such activities, and Medical Group and its Participating Providers shall continue to cooperate with PacifiCare with respect to the performance of Managed Care Services.

4.4.4                        Revocation Not Exclusive Remedy.  Notwithstanding PacifiCare’s right to revoke the Delegated Activities, Medical Group’s failure to perform the Delegated Activities shall be a breach of the Agreement.  In such event, PacifiCare may exercise all of its other rights and remedies to enforce the Agreement, including the right of termination.

4.4.5                        Resumption of Delegated Activities.  Following the revocation of Delegated Activities by PacifiCare, any resumption by Medical Group of responsibility for Delegated Activities shall be pursuant to the provisions of Section 4.2.1, above.

ARTICLE 5
COMPENSATION

5.1                                 Capitation Payments.  PacifiCare shall make monthly Capitation Payments to Medical Group as payment for providing and arranging Covered Services to Medical Group Members for each Managed Care Plan, as specified in this Agreement and the applicable Product Attachment.

5.1.1                        Due Date.  Each Capitation Payment shall be due and payable on the tenth (10th) day of the month for the current month’s Covered Services.  In the event the tenth (10th) day of the month is not a business day, the Capitation Payment shall be due and payable on the next business day following the tenth (10th) day of the month.

5.1.2                        Documentation.  PacifiCare shall provide Medical Group with documentation, as specified in the Provider Manual, in support of each Capitation Payment.

5.1.3                        Retroactive Adjustments.  Capitation Payments shall be subject to retroactive adjustments either upward or downward due to retroactive changes in the Premium for each Managed Care Plan as specified in the applicable Product Attachment and retroactive changes in the number of Medical Group Members for each Managed Care Plan.  Retroactive adjustments to Capitation Payments for Medical Group Members enrolled in Managed Care Plans which are government funded (including, without limitation, Medicare, Medicaid, public employees) shall be made within ninety (90) days after the adjustment is determined.  Retroactive adjustments to Capitation Payments for Medical Group Members enrolled in Managed Care Plans which are not government funded shall be made within one hundred eighty (180) days after the end of the month for which the Capitation Payment applies.

5.2                                 Payment for Performance of Delegated Activities.  PacifiCare’s payment for performance of the Delegated Activities by Medical Group is included in Capitation Payments made to Medical Group.  The Capitation Payment rates set forth in each Product Attachment assume that the Medical Group is fully delegated to perform Managed Care Program Services.  Accordingly, for each month in which any Delegated Activity is not delegated or has been revoked by PacifiCare as provided at Article 4, the Medical Group’s Capitation Payment shall be reduced by the following percentages:

Activity Not Delegated	Percentage

Utilization Management	***
Credentialing	***
Claims Processing	***

If only a portion of a specific Delegated Activity is delegated or revoked, PacifiCare shall have the right to adjust percentages set forth above to reflect the portion of the specific Delegated Activity performed by Medical Group.  PacifiCare may modify the payment for Delegated Activities effective at the beginning of any calendar year by providing Medical Group with sixty (60) days’ prior written notice.

5.3                                 Withhold to Pay Claims.  If PacifiCare does not delegate performance of claims processing to Medical Group or if the delegation of claims processing is revoked by PacifiCare, PacifiCare shall deduct from Medical Group’s monthly Capitation Payments an amount reasonably estimated by PacifiCare to be necessary for PacifiCare to process and pay claims for Medical Group Services which are not provided directly by Medical Group and its employed Participating Providers.  Initially, this amount shall be three percent (3%) of Medical Group’s monthly Capitation Payment.  This amount may be increased or decreased each month to more accurately reflect Medical Group’s actual and expected claims experience and any changes in Covered Services which are provided or arranged by Medical Group and its Participating Providers, with adjustments for claims incurred but not received.

5.4                                 Incentive Programs.  Incentive programs are designed to ensure that PacifiCare and Medical Group work collaboratively to deliver Covered Services in an effective and efficient manner by ensuring appropriate utilization of Covered Services.  Incentive programs for each Managed Care Plan are set forth in the applicable Product Attachment.

5.4.1                        Incentive Program Withhold.  PacifiCare shall establish a single withhold from Medical Group’s monthly Capitation Payment for purposes of offsetting potential deficits for the combined incentive programs.  The monthly incentive withhold shall initially be *** of Premium for each Managed Care Plan.  PacifiCare, in its sole discretion, shall prospectively adjust the withhold based on Medical Group’s experience under the combined incentive programs at the time of the program settlements described below.

5.4.2                        Incentive Program Settlements.  PacifiCare shall conduct combined settlements for all of the incentive programs for Managed Care Plans applicable to Medical Group.  Surpluses and deficits under each of the incentive programs shall be aggregated and offset against one another.  PacifiCare will conduct an estimated calculation after six (6) months (the “Interim Calculation”) and a final calculation annually (the “Final Calculation”) based on the calendar year.  The incentive program withhold described above shall be refunded to the Medical Group at the time of the incentive program settlements, except that Medical Group’s share of any incentive program deficits shall be deducted from such refund.  Payments under the combined incentive programs will be due from the owing party within one hundred and twenty (120) days following the end of the six (6) months for the Interim Calculation and within one hundred and eighty (180) days following the end of the calendar year for the Final Calculation.  For the Interim Calculation, the payment due will be limited to seventy-five percent (75%) of the calculated amount due to account for incurred but not received claims.  To the extent a Medical Group deficit has been carried forward from a prior settlement period, this deficit shall be offset against amounts due to Medical Group hereunder.  Medical Group shall have thirty (30) days from the date of written notice to audit and submit any revisions to the incentive program settlement to PacifiCare.  Any submitted revisions must be approved by PacifiCare and such approval shall not be unreasonably withheld.  PacifiCare shall then have thirty (30) days to make any necessary adjustment to the calculation and return the itemized calculation to Medical Group.  Such calculation shall be considered the final calculation unless Medical Group and PacifiCare agree to extend the calculation process.  Any amounts owing shall be paid to the appropriate party within thirty (30) days of the release of the final itemized calculation.  In the event that claims for providers were incurred during the calendar year in question but were not paid until after the final calculation, such costs shall be carried forward and applied to the subsequent calendar year’s incentive program as an expense for that calendar year.

5.4.3                        Incentive Program Compliance with State and Federal Law.  PacifiCare and Medical Group acknowledge and agree that the payments which may be made directly or indirectly under the incentive programs described in this Agreement are not made as an inducement to reduce or limit Covered Services to any specific Member.  Medical Group acknowledges and agrees that any payments which may be made directly or indirectly under physician incentive programs Medical Group may utilize with respect to its Participating Providers shall not be made as an inducement to reduce or limit Covered Services to any specific Member.  Medical Group further acknowledges and agrees that the incentive programs described in this Agreement shall be subject to modification by PacifiCare during the term of this Agreement in order to comply with changes in State and Federal Law, and Medical Group further agrees to modify any physician incentive programs utilized with respect to its Participating Providers to comply with such changes.

5.4.4                        Limitation on Medical Group’s Risk.  In the event Medical Group incurs an obligation under the overall incentive program settlement described above, Medical Group shall not be responsible for reimbursing PacifiCare nor shall PacifiCare offset the Medical Group’s obligation against Medical Group’s Capitation Payments due under this Agreement.  PacifiCare shall carry forward any Medical Group obligations as the result of an incentive program obligation and the amount carried forward shall be offset against amounts otherwise due to Medical Group under future settlements for the combined incentive programs.  Notwithstanding the foregoing, Medical Group shall be responsible for reimbursing PacifiCare for deficits in pharmacy incentive programs to the extent there are insufficient surpluses due Medical Group from other incentive programs to offset pharmacy deficits; such reimbursement shall be made within thirty (30) days following completion of the Final Calculation for all incentive program settlements described above.

5.5                                 Stop-Loss Program(s)

5.5.1                        Individual Stop-Loss Program.  PacifiCare shall provide Individual Stop-Loss (“ISL”) protection in order to limit Medical Group’s financial risk for Medical Group Services (“ISL Program”).  The ISL Program is designed to limit Medical Group’s financial responsibility for Medical Group Services to a specified dollar amount per Medical Group Member per calendar year (“ISL Deductible”), while encouraging Medical Group’s continuing involvement with Medical Group Member’s care by sharing a portion of the financial responsibility for Medical Group Services which exceed the ISL Deductible (“ISL Coinsurance”).  PacifiCare shall charge a premium (“ISL Premium”) as consideration for the ISL Program.  The ISL Deductible, ISL Coinsurance and ISL Premium for Medical Group are specified in each Product Attachment.  Notwithstanding any other provision of this Agreement, PacifiCare may amend the ISL Deductible, ISL Coinsurance and ISL Premium on an annual basis effective at the beginning of any calendar year by providing sixty (60) calendar days prior written notice to Medical Group.  For Medical Group Services which exceed the ISL Deductible, PacifiCare will pay Cost of Care, less the Medical Group’s ISL Coinsurance amount, subject to the Medical Group’s compliance with the procedures set forth in the Provider Manual and the provisions of this Section set forth below.

5.5.2                        Reinsurance Program.  PacifiCare shall provide reinsurance protection (“Reinsurance Program”) in order to limit Medical Group’s financial risk for Hospital Services under the Commercial Hospital Incentive Program and Secure Horizons Hospital Incentive Program (the “Hospital Incentive Programs”), when administered by PacifiCare, and to limit POS Out-of-Network risk under the Commercial POS Control Program, to a specified dollar amount per Medical Group Member per calendar year (the “Reinsurance Deductible”), while encouraging Medical Group’s continuing involvement with Medical Group Member’s care by sharing a portion of the financial responsibility for Hospital Services which exceed the Reinsurance

Deductible (“Reinsurance Coinsurance”).  The Reinsurance Deductible and Reinsurance Coinsurance for Medical Group are specified in each Product Attachment.  Notwithstanding any other provision of this Agreement, PacifiCare may amend the Reinsurance Deductible and Reinsurance Coinsurance on an annual basis effective at the beginning of any calendar year by providing sixty (60) calendar days’ prior written notice to Medical Group.  For Hospital Services which exceed the Reinsurance Deductible, the Reinsurance Coinsurance shall be based on the Reinsurance Program as defined in the applicable Product Attachment, subject to the Medical Group’s compliance with the procedures set forth in the Provider Manual and the provisions set forth below.

5.5.3                        Submission of Claims.  Medical Group shall submit all claims under the ISL Program and Reinsurance Program in accordance with the procedures set forth in the Provider Manual.  PacifiCare shall pay claims under the ISL Program and Reinsurance Program only if such claims are submitted within one (1) year following the date the claim is incurred.

5.5.4                        Notification of Claims. Medical Group shall provide written notification to PacifiCare when Medical Group Services or Hospital Services for any Medical Group Member(s) equal fifty percent (50%) of the ISL Deductible or fifty percent (50%) of the Reinsurance Deductible, respectively.  Such written notification shall be provided to PacifiCare no later than the fifteenth (15th) day of the month following the month in which such threshold is reached.  Medical Group acknowledges and agrees that if Medical Group fails to provide the written notice required by this Section within the time frame specified in this Section, Medical Group shall be financially responsible for ten percent (10%) of all Medical Group Services or ten percent (10%) of all Hospital Services provided to the Medical Group Member(s) in excess of the ISL Deductible or Reinsurance Deductible, as applicable, which amount shall be in addition to the ISL Coinsurance or Reinsurance Coinsurance, as applicable.

5.5.5                        Opt Out from ISL and/or Reinsurance Program.  Subject to PacifiCare’s approval, Medical Group may elect to opt out of the ISL Program or Reinsurance Program, effective upon the Commencement Date or at the beginning of any calendar year.  In such event, Medical Group shall be required to obtain ISL/reinsurance coverage from a third-party insurance carrier acceptable to PacifiCare and in the amounts required by PacifiCare and State and Federal Law.  In order to opt out of PacifiCare’s ISL Program or Reinsurance Program, Medical Group must provide written notice to PacifiCare at least thirty (30) days prior to the beginning of the calendar year.  Such notice shall specify the name of the third-party insurance carrier, and proposed effective date, coverage levels and charges.  If PacifiCare does not object to such coverage in writing within fifteen (15) days of the date of the notice from Medical Group, Medical Group shall be required to purchase such coverage as of the effective date specified in the notice.

Medical Group shall provide PacifiCare with a certificate of insurance evidencing the stop-loss coverage as described in the Medical Group’s notice within ten (10) days following the effective date of such insurance.  The certificate of insurance shall provide that PacifiCare receive thirty (30) days’ prior written notice of cancellation or material reduction in Medical Group’s ISL/reinsurance coverage.  If the Medical Group does not purchase coverage acceptable to PacifiCare or provide PacifiCare with evidence of the ISL/reinsurance coverage as described herein, PacifiCare shall have the right to provide the ISL/reinsurance protection at the deductible level determined by PacifiCare to be appropriate for the Medical Group and shall deduct the applicable ISL Premium from Medical Group’s Capitation Payments, or deduct the applicable Reinsurance Premium from the Incentive Program Budget, as described in the applicable Product Attachment.  If PacifiCare approves Medical Group’s opt out of the Reinsurance Program, PacifiCare will not be obligated to support the administration of a third-party reinsurance program.

5.6                                 Payments Following Termination of this Agreement.  Following termination of this Agreement, PacifiCare shall make Capitation Payments to Medical Group as compensation for providing and arranging Covered Services to remaining Medical Group Members until such Members are assigned to other PacifiCare Participating Providers.  For Members who are assigned to other PacifiCare Participating Providers but who will continue to receive certain ongoing services from Medical Group Participating Providers in accordance with the provisions of Section 8.3 of this Agreement, Medical Group shall be paid for such services at the Cost of Care or as otherwise agreed in writing by Medical Group.

5.7                                 Cost of Care.  Certain provisions of this Agreement require that Medical Group provide or arrange health care services which are not covered by Capitation Payments at Cost of Care and certain provisions of this Agreement require that Covered Services be valued at Cost of Care.  For purposes of this Agreement, “Cost of Care” shall be calculated using the lesser of billed charges or in accordance with the PacifiCare Fee Schedule.  The PacifiCare Fee Schedule shall be based upon the following: (i) for professional services that are included under the Medicare RBRVS Fee Schedule, reimbursement shall be one hundred percent (100%) of Medicare’s geographically adjusted fee schedule according to the Medicare payment locality the provider resides in; (ii) for all other health care services (other than inpatient and outpatient Hospital Services) that are not included in RBRVS but included in a Medicare Fee Schedule, reimbursement shall be one hundred percent (100%) of the Medicare rate for the current period as released by HCFA by December of the preceding year; (iii) for inpatient and outpatient Hospital Services, the Cost of Care shall be the actual amounts paid by PacifiCare; (iv) for any other Covered Services that do not fall within any of the above specified categories, (other than inpatient and outpatient Hospital Services), reimbursement shall be the lesser of fifty percent (50%) of billed charges or amount determined under PacifiCare’s Fee Schedule.

5.8                                 Collection of Copayments.  Medical Group and its Participating Providers shall be responsible for the collection of Copayments upon rendering Medical Group Services to Medical Group Members in accordance with the applicable Subscriber Agreement.  Any Copayments which are stated as a percentage shall be calculated using the Cost of Care for such Medical Group Services.

5.9                                 Collection of Charges from Third Parties.  If a Member is entitled to payment from a third party (excluding a workers’ compensation carrier or primary insurance carrier under applicable coordination of benefits rules), PacifiCare hereby assigns to Medical Group for collection, any claims or demands against such third parties for amounts due for Medical Group Services, subject to the following conditions: (i) To the extent liens are utilized, Medical Group shall utilize lien forms which are provided by PacifiCare or approved in advance by PacifiCare; (ii) Medical Group shall notify PacifiCare each time it pursues and each time it obtains a signed lien from a Member; (iii) Medical Group shall not commence any legal action as it relates to this Agreement against a third party without obtaining the prior written consent of PacifiCare; and (iv) PacifiCare may immediately rescind the assignment of any or all claims and demands against third parties by providing written notice of rescission to Medical Group.

If Medical Group obtains ISL coverage from PacifiCare, the following shall also apply:

(i)                                     Medical Group shall make no demand upon PacifiCare for reimbursement under the ISL Program until all third-party claims have been pursued and it is determined that full payment cannot be obtained within twelve (12) months from the date of the provision of Medical Group Services; and

(ii)                                  In the event Medical Group receives payment from a third party after receipt of an ISL payment from PacifiCare, Medical Group shall reimburse PacifiCare to the extent that the combined amounts received from all parties exceeds one hundred percent (100%) of Medical Group’s usual and customary fee-for-service rates.

5.10                           Coordination of Benefits.  Medical Group shall cooperate with and support, as mutually agreed upon by the parties, PacifiCare’s coordination of benefits rights.

5.10.l                     Plan Is Primary.  If a Medical Group Member possesses health benefits coverage through another policy which is secondary to PacifiCare under applicable coordination of benefits rules, including the Medicare secondary payor program.  Medical Group shall accept payment from PacifiCare for Covered Services as provided herein as full payment for such Covered Services, except for applicable Copayments.  Medical Group Member shall have no obligation for any fees, regardless of whether secondary insurance is available.

5.10.2                  Plan is Secondary.  If a Medical Group Member possesses health benefits coverage through another policy which is primary to PacifiCare under applicable coordination of benefits rules, including the Medicare secondary payor program, or if Medical Group Member is entitled to payment under a workers’ compensation policy or automobile insurance policy, Medical Group may pursue payment from the primary payor or workers’ compensation carrier consistent with applicable law and regulations and Medical Group’s contract, if any, with the primary payor.  In such event, PacifiCare’s responsibility shall equal the amount of out-of-pocket expenses (i.e., Copayments, coinsurance, and deductibles) that Medical Group Member would incur in the absence of PacifiCare’s secondary coverage, minus the ISL Deductible and ISL Coinsurance.

5.11                           Recoupment Rights.  Except as may otherwise be specifically provided in this Agreement, PacifiCare shall have the right to immediately recoup any and all amounts owed by Medical Group to PacifiCare against amounts, including Capitation Payments, owed by PacifiCare to Medical Group.  This right shall include, without limitation, PacifiCare’s right to recoup the following amounts owed to PacifiCare by Medical Group: (i) amounts owed by Medical Group due to overpayments or payments made in error by PacifiCare; (ii) amounts owed by Medical Group as a result of claims for Medical Group Services that PacifiCare may pay on behalf of Medical Group; (iii) amounts owed by Medical Group for Covered Services provided outside the Medical Group Service Area; (iv) amounts owed by Medical Group as a result of the outcome of the Member appeals and grievance procedure; (v) amounts owed by Medical Group in connection with any other prior or existing agreement between Medical Group and PacifiCare or any PacifiCare Affiliate.  As a material condition to PacifiCare’s obligations under this Agreement, Medical Group agrees that all recoupment and any offset rights pursuant to this Agreement shall be deemed to be and to constitute rights of recoupment authorized in State or Federal law or in equity to the maximum extent possible under law or in equity and that such rights shall not be subject to any requirement of prior or other approval from any court or other government authority that may now or hereafter have jurisdiction over Medical Group.

5.12                           Adequacy of Compensation.  Medical Group agrees to accept payment as provided herein as payment in full for providing and arranging the Covered Services required under this Agreement, whether that amount is paid in whole or in part by Member, PacifiCare or any Subscriber, including other health care plans that pay before PacifiCare as required by applicable State or Federal coordination of benefits provisions.  This Section does not prohibit Medical Group from collecting applicable Copayments, coinsurance or deductibles consistent with the Managed Care Plans.

5.13                           Character of Payments from PacifiCare.  Capitation Payments to Medical Group pursuant to this Agreement are for the primary purpose of compensating Medical Group for the value of Medical Group Services provided pursuant to this Agreement.  Medical Group shall assure that claims and compensation for Medical Group Services provided or arranged pursuant to this Agreement are paid from the Capitation

Payments from PacifiCare and from other funds available to Medical Group as may be necessary for Medical Group to satisfy its financial obligations under this Agreement.  Medical Group specifically agrees that PacifiCare may exercise its recoupment rights as set forth above in the event Medical Group fails to comply with the foregoing.

ARTICLE 6
TERM AND TERMINATION

6.1                                 Term.  The term of this Agreement shall commence on June 1, 1999 (the “Commencement Date”) and end on May 31, 2001.  Thereafter, the term of this Agreement shall be automatically extended for one (1) year on each January 1 (“Anniversary Date”), unless either party provides the other with written notice of such party’s intention not to extend the term at least one hundred eighty (180) calendar days prior to the Anniversary Date or until this Agreement is appropriately terminated by either party as provided herein.

6.2                                 Termination of Agreement with Cause.  Either PacifiCare or Medical Group may terminate this Agreement for cause as set forth below, subject to the notice requirement and cure period set forth below.

6.2.1                        Cause for Termination of Agreement by Medical Group.  The following shall constitute cause for termination of this Agreement by Medical Group:

(i)                                     Non-Payment.  Failure by PacifiCare to pay Capitation Payments due Medical Group hereunder within thirty (30) days of the Capitation Payment due date or failure by PacifiCare to make any other payments due Medical Group hereunder within forty-five (45) days of any such payment’s due date.

(ii)                                  Breach of Material Term and Failure to Cure.  PacifiCare’s breach of any material term, covenant, or condition and subsequent failure to cure such breach as provided below.

6.2.2                        Cause for Termination of Agreement by PacifiCare.  The following shall constitute cause for termination of this Agreement by PacifiCare:

(i)                                     Financial Failure of Medical Group.  Insolvency of Medical Group.  Medical Group shall have the opportunity to dispute such determination by PacifiCare by providing reasonable evidence and assurances of financial stability and capacity to perform under this Agreement within fifteen (15) days of PacifiCare’s determination.

(ii)                                  Failure to Provide Quality Services.  Medical Group’s failure to arrange or provide Covered Services in accordance with the standards set forth in this Agreement and PacifiCare’s QI Program and UM Program.  Notwithstanding the foregoing, PacifiCare reserves the right to immediately withdraw from Medical Group or any of its Participating Providers any or all Members in the event the health or safety of Members is endangered by the actions of Medical Group or any of its Participating Providers or as a result of continuation of this Agreement.

(iii)                               Change in Medicare Status.  Such time as Medical Group files an affidavit with the Medicare Program promising to furnish Medicare covered services to Medicare beneficiaries only through private contracts under Section 1802 (b) of the Social Security Act.

(iv)                              Breach of Material Term and Failure to Cure.  Medical Group’s breach of any material term, covenant or condition of this Agreement and subsequent failure to cure such breach as provided below.

6.2.3                        Notice of Termination and Effective Date of Termination.  The party asserting cause for termination of this Agreement (the “terminating party”) shall provide written notice of termination to the other party.  The notice of termination shall specify the breach or deficiency underlying the cause for termination.  The party receiving the written notice of termination shall have thirty (30) calendar days from the receipt of such notice to cure the breach or deficiency to the satisfaction of the terminating party (the “Cure Period”).  If such party fails to cure the breach or deficiency to the satisfaction of the terminating party within the Cure Period or if the breach or deficiency is not curable, the terminating party shall provide written notice of failure to cure the breach or deficiency to the other party following expiration of the Cure Period.  This Agreement shall terminate upon receipt of the written notice of failure to cure or at such other date as may be specified in such notice.  During the Cure Period, PacifiCare may cease marketing efforts for Medical Group, discontinue enrollment of Members with Medical Group and begin transferring Medical Group Members to other PacifiCare Participating Providers.

6.3                                 Automatic Termination Upon Revocation of License or Certificate.  This Agreement shall automatically terminate upon the revocation, suspension or restriction of any license, certificate or other authority required to be maintained by Medical Group or PacifiCare in order to perform the services required under this Agreement or upon the Medical Group’s or PacifiCare’s failure to obtain such license, certificate or authority.

6.4                                 Termination for Transfer to a Successor Entity.  As set forth in Section 7.11, PacifiCare shall have the right to terminate this Agreement on ninety (90) days’ prior written notice to Medical Group if PacifiCare reasonably determines that any successor entity or management company, as defined in Section 7.11, cannot satisfactorily perform the obligations of Medical Group under this Agreement or that PacifiCare prefers not to do business with the successor entity or management company.

6.5                                 Transfer of Medical Records.  Following termination of this Agreement, at PacifiCare’s request, Medical Group and its Participating Providers shall copy all requested Medical Group Member patient medical files in the possession of Medical Group or its Participating Providers and forward such files to another provider of Covered Services designated by PacifiCare, provided such copying and forwarding is not otherwise objected to by such Members.  The copies of such medical files may be in summary form.  The cost of copying the patient medical files shall be borne by Medical Group.  Medical Group shall cooperate with PacifiCare in maintaining the confidentiality of such Member medical records at all times.

6.6                                 Repayment Upon Termination.  Within one hundred eighty (180) calendar days of the effective date of termination of this Agreement, an accounting shall be made by PacifiCare of the monies due and owing either party and payment shall be forthcoming by the appropriate party to settle such balance within thirty (30) calendar days of such accounting.  Either party may request an independent audit of such PacifiCare accounting by a mutually acceptable independent certified public accountant and such audit shall be equally paid for by both parties.  The parties agree to abide by the findings of such independent audit.  Appropriate payment, if any, by the appropriate party shall be made within thirty (30) calendar days of such independent audit.

6.7                                 Termination Not an Exclusive Remedy.  Any termination by either party pursuant to this Article is not meant as an exclusive remedy and such terminating party may seek whatever action in law or equity as may be necessary to enforce its rights under this Agreement.

ARTICLE 7
GENERAL PROVISIONS

7.1                                 Independent Contractor Relationship.  The relationship between PacifiCare and Medical Group is an independent contractor relationship.  Neither Medical Group nor its Participating Providers, employees or agents are employees or agents of PacifiCare and neither PacifiCare nor its employees or agents are members, partners, employees or agents of Medical Group.  None of the provisions of this Agreement shall be construed to create a relationship of agency, representation, joint venture, ownership, control or employment between the parties other than that of independent parties contracting solely for the purpose of effectuating this Agreement.  Nothing contained in this Agreement shall cause either party to be liable or responsible for any debt, liability or obligation of the other party or any third party unless such liability or responsibility is expressly assumed by the party sought to be charged therewith.

7.2                                 Responsibility For Own Acts.  Each party shall be responsible for its own acts or omissions and for any and all claims, liabilities, injuries, suits, demands and expenses of all kinds which may result or arise out of any alleged malfeasance or neglect caused or alleged to have been caused by that party or its employees or representatives in the performance or omission of any act or responsibility of that party under this Agreement.

7.3                                 Member Appeals and Grievances.  PacifiCare shall be responsible for resolving Member claims for benefits under the Managed Care Plans and all other claims against PacifiCare.  PacifiCare shall resolve such claims utilizing the Member Appeals and Grievance Procedures set forth in the Subscriber Agreement and the Provider Manual.  Medical Group shall assist PacifiCare in the handling of Member complaints, grievances and appeals, consistent with the Member Appeals and Grievance Procedures.  In the event an oral or written complaint, grievance or appeal is presented to Medical Group or any of its Participating Providers relating to benefits or coverage under a Managed Care Plan, Medical Group or its Participating Providers will immediately refer Members to contact PacifiCare or deliver any written complaint, grievance or appeal to PacifiCare for handling pursuant to the Member Appeals and Grievance Procedures.  Medical Group and its Participating Providers shall comply with all final determinations made by PacifiCare through the Member Appeals and Grievance Procedures.  Member claims against Medical Group or its Participating Providers, other than claims for benefits under the Managed Care Plans, are not subject to the Member Appeals and Grievance Procedures and are not governed by this Agreement.

7.4                                 Disputes Between Medical Group or its Participating Providers and Member.  Any controversies or claims between Medical Group or its Participating Providers and a Member arising out of the performance of this Agreement by Medical Group or the Medical Group’s Participating Provider, other than claims for benefits under Managed Care Plans, are not governed by this Agreement.  Medical Group or its Participating Provider and the Member may seek any appropriate legal action to resolve such controversy or claim deemed necessary.

7.5                                 Disputes Between PacifiCare and Medical Group

7.5.1                        Dispute Resolution Procedure.  PacifiCare has established a Provider Dispute Resolution Procedure, set forth in the Provider Manual, to provide a mechanism by which PacifiCare’s Participating Providers, including Medical Group and any of its Participating Providers, may submit to PacifiCare certain disputes arising out of the performance of this Agreement or relating to the decisions made by PacifiCare under this Agreement for resolution on an informal basis.  Any dispute submitted pursuant to the Provider Dispute Resolution Procedure should be addressed to the appropriate PacifiCare person(s) or department(s) at the address and/or telephone number identified in the Provider Manual.  Any provider dispute which is not resolved informally through the Provider Dispute Resolution Procedure may be submitted for arbitration as provided in Section 7.5.2 below.

7.5.2                        Arbitration.  Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement which is not resolved pursuant to the Provider Dispute Resolution Procedure specified above shall be resolved by binding arbitration at the request of either party, in accordance with the Commercial Rules of the American Arbitration Association.  Such

arbitration shall occur in Los Angeles, California, unless the parties mutually agree to have such proceeding in some other locale.  The arbitrators shall apply California substantive law and Federal substantive law where State law is preempted.  Civil discovery for use in such arbitration may be conducted in accordance with the provisions of California law, and the arbitrator(s) selected shall have the power to enforce the rights, remedies, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions and penalties as can be imposed in like circumstances in a civil action by a court of competent jurisdiction of the State of California.  The provisions of California law concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement.

The arbitrators shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, except that punitive damages shall not be awarded.  The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the award is based.  The arbitrators shall not have the power to commit errors of law or legal reasoning.

Notwithstanding the above, in the event either Medical Group or PacifiCare wishes to obtain injunctive relief or a temporary restraining order, such party may initiate an action for such relief in a court of general jurisdiction in the State of California.  The decision of the court with respect to the requested injunctive relief or temporary restraining order shall be subject to appeal only as allowed under California law.  However, the courts shall not have the authority to review or grant any request or demand for damages.

7.6                                 Notice.  All notices required or permitted by this Agreement shall be in writing and may be delivered in person or may be sent by registered or certified mail or U.S. Postal Service Express Mail, with postage prepaid, or by Federal Express or other overnight courier that guarantees next day delivery, or by facsimile transmission, and shall be deemed sufficiently given if served in the manner specified in this Section.  The addresses below shall be the particular party’s address for delivery or mailing of notice purposes:

If to PacifiCare:

PacifiCare of California

10833 Valley View Street

Cypress, California 90630

Attention: President

If to Medical Group:

Professional Care IPA Medical Group

12750 Center Court Drive, #300

Cerritos, California 90703

Attention: Administrator

The parties may change the names and addresses noted above through written notice in compliance with this Section.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark date.  Notices delivered by U.S. Postal Service Express mail, Federal Express or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the notice to the United States Postal Service, Federal Express or overnight courier.  If any notice is transmitted by facsimile transmission or similar means, the notice shall be deemed served or delivered upon telephone confirmation of receipt of the transmission, provided a copy is also delivered via delivery or mail.

7.7                                 Assignment.  This Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred or pledged in any way by Medical Group or PacifiCare and shall not be subject to execution, attachment or similar process.  However, PacifiCare may assign this Agreement and its rights, interests and benefits hereunder to any entity which is a corporate affiliate of PacifiCare.

7.8                                 Amendments

7.8.1                        Amendments or Modifications to Agreement.  Except as otherwise provided in this Section 7.8, all amendments or modifications to this Agreement shall be effective only upon mutual written agreement of the parties.

7.8.2                        Amendments to Provider Manual.  PacifiCare may amend the Provider Manual by providing thirty (30) calendar days’ prior written notice to Medical Group.  Such amendments shall be binding upon Medical Group at the end of the thirty (30) calendar-day period.  Medical Group shall be bound by such amendment unless (i) Medical Group provides PacifiCare with notice of objection within the thirty (30) calendar-day notice period, (ii) such change is not made in order to comply with a change in State or Federal Law, (iii) such change is not made in order to address a change in PacifiCare’s Managed Care Plans, (iv) such change affects a material duty or responsibility of Medical Group, and (v) the change has a material adverse economic effect upon Medical Group as reasonably demonstrated by Medical Group to PacifiCare.  In such event, Medical Group and PacifiCare shall seek to agree to an amendment to this Agreement which satisfactorily addresses the effect on Medical Group’s material duty or responsibility and reimburses the material economic detriment caused to Medical Group.  In such event, the amendment to the Provider Manual shall not be effective until the parties amend the Agreement through a written amendment signed by both parties.

7.8.3                        Amendments to Agreement to Comply with Stale and Federal Law.  PacifiCare may amend this Agreement by providing thirty (30) calendar days’ prior written notice to Medical Group in order to maintain compliance with State and Federal Law.  Such amendment shall be binding upon Medical Group at the end of the thirty (30) calendar-day period and shall not require the consent of Medical Group.

7.8.4                        Amendments to Managed Care Plans.  PacifiCare may amend or change any or all provisions of the Managed Care Plans by providing thirty (30) calendar days’ prior written notice to Medical Group.  Such amendment shall be binding upon Medical Group at the end of the thirty (30) calendar-day period and shall not require the consent of Medical Group.

7.9                                 Confidential and Proprietary Information

7.9.1                        Information Confidential and Proprietary to PacifiCare.  Medical Group and its Participating Providers shall maintain confidential all information designated in this Section.  The information which Medical Group and its Participating Providers shall maintain confidential (the “Confidential Information”) consists of: (i) the Eligibility List and any other information containing the names, addresses and telephone numbers of Members which has been compiled by PacifiCare; (ii) lists or documents compiled by PacifiCare which include the names, addresses and telephone numbers of employers, employees of such employers responsible for health benefits and the officers and directors of such employers; (iii) PacifiCare’s Provider Manual and any of PacifiCare’s member, employer and administrative service manuals and all forms related thereto; (iv) the financial arrangements between PacifiCare and any of PacifiCare’s Participating Providers; (v) PacifiCare underwriting and rating information and any other information utilized by PacifiCare for determining eligibility or rates for the Managed Care Plans; and (vi) any other information compiled or created by PacifiCare which is proprietary to PacifiCare and which PacifiCare identifies in writing to Medical Group.

7.9.2                        Non-Disclosure of Confidential Information.  Medical Group and its Participating Providers shall not disclose or use the Confidential Information for their own benefit or gain either during the term of this Agreement or after the date of termination of this Agreement.  Medical Group and its Participating Providers may use the Confidential Information to the extent necessary to perform their duties under this Agreement or upon express prior written permission of PacifiCare.  Upon the effective date of termination of this Agreement, Medical Group and its Participating Providers shall provide and return to PacifiCare the Confidential Information in their possession in the manner specified by PacifiCare.

7.9.3                        Information Confidential and Proprietary to Medical Group.  Medical Group shall provide PacifiCare with a written description of all information proprietary to Medical Group which is confidential or contains trade secrets of Medical Group (the “Medical Group Information”).  PacifiCare shall maintain and shall cooperate with Medical Group to maintain the confidentiality of Medical Group Information.  PacifiCare shall not disclose or use any Medical Group Information for its own benefit either during the term of this Agreement or after the effective date of termination of this Agreement.  Upon termination of this Agreement, PacifiCare shall provide and return to Medical Group all Medical Group Information in its possession in the manner to be specified by Medical Group.

7.9 4                        PacifiCare Names, Logos and Service Marks.  Medical Group shall obtain the written consent of PacifiCare prior to using PacifiCare’s name, product names, logos and service marks in any of Medical Group’s promotional, marketing or advertising materials or for any other reason.

7.10                           Solicitation of PacifiCare Members or Subscriber Groups.  Medical Group and its Participating Providers shall not engage in the practice of solicitation of Members, Subscribers and Subscriber Groups without PacifiCare’s prior written consent.  Solicitation shall mean conduct by an officer, agent, employee of Medical Group or its Participating Providers or their respective assignees or successors during the term of this Agreement and continuing for a period of one (1) year after the effective date of termination of this Agreement which may be reasonably interpreted as designed to persuade Members, Subscribers or Subscriber Groups to disenroll from any Managed Care Plan or discontinue their relationship with PacifiCare.  Notwithstanding any other provision of this Agreement, Medical Group agrees that PacifiCare shall, in addition to any other remedies provided for under this Agreement, have the right to seek a judicial temporary restraining order, preliminary injunction, or other equitable relief against Medical Group and its Participating Providers to enforce its rights under this Section.  Nothing in this Agreement shall be interpreted to discourage or prohibit Medical Group and its Participating Providers from discussing a Member’s health care including, without limitation, communications regarding treatment options, alternative plans or other coverage arrangements, unless such communications arc for the primary purpose of securing financial gain.

7.11                           Notification and Approval of Sale or Change in Management of Medical Group.  Medical Group agrees that it shall provide prior written notice to PacifiCare of its intent to either (i) sell, transfer or convey its business or any substantial portion of its business assets to another entity (“successor entity”) or (ii) enter into a management contract with a physician practice management company (“management company”) which does not manage Medical Group as of the Commencement Date.  Such prior written notice shall be given at least one hundred twenty (120) days prior to Medical Group selling its business or entering into such contract.  As set forth in Section 6.4, PacifiCare shall have the right to terminate this Agreement upon one hundred twenty (120) days’ written notice to Medical Group if PacifiCare reasonably determines that any successor entity or any management company cannot satisfactorily perform the obligations of Medical Group under this Agreement or that PacifiCare prefers not to do business with the successor entity or management company.  Medical Group warrants and assures that this Agreement, if not otherwise terminated by PacifiCare, will be assumed by all successor entities and that all successor entities and management companies will be bound by the terms and conditions of this Agreement.

7.12                           Confidentiality of this Agreement.  To the extent reasonably possible, each party agrees to maintain this Agreement as a confidential document and not to disclose the Agreement or any of its terms without the approval of the other party.

7.13                           Invalidity of Sections of Agreement.  The unenforceability or invalidity of any paragraph or subparagraph of any section or subsection of this Agreement shall not affect the enforceability and validity of the balance of this Agreement.

7.14                           Captions.  Captions in this Agreement are descriptive only and do not affect the intent or interpretation of the Agreement.

7.15                           Waiver of Breach.  The waiver by either party to this Agreement of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or violation thereof.

7.16                           Medical Group’s Authorized Representative.  Unless otherwise indicated in writing to PacifiCare, Medical Group warrants and authorizes its administrator to act as its fully authorized representative to represent Medical Group in this Agreement and to receive any and all communications and notices hereunder.

7.17                           No Third Party Beneficiaries.  This Agreement shall not create any rights in any third parties who have not entered into this Agreement, nor shall this Agreement entitle any such third party to enforce any rights or obligations that may be possessed by such third party.

7.18                           Entire Agreement.  This Agreement, including all exhibits, attachments and amendments hereto, contains all the terms and conditions agreed upon by the parties regarding the subject matter of this Agreement.  Any prior agreements, promises, negotiations or representations of or between the parties, either oral or written, relating to the subject matter of this Agreement, which are not expressly set forth in this Agreement are null and void and of no further force or effect.

7.19                           Applicable Federal Laws.  The compensation payable to Medical Group pursuant to this Agreement consists of federal funds; accordingly, Medical Group acknowledges that it will be required to comply with certain laws applicable to entities and individuals receiving federal funds.

7.20                           Incorporation of Exhibits, Attachments and Provider Manual.  The exhibits and attachments to this Agreement and the Provider Manual are an integral part of this Agreement and are incorporated in full herein by this reference.

ARTICLE 8
GOVERNING LAW AND REGULATORY REQUIREMENTS

8.1                                 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California and the United States of America, including, without limitation, the Knox-Keene Health Care Service Plan Act of 1975, as amended, and the regulations adopted thereunder by the California Department of Managed Health Care, the federal Health Maintenance Organization Act of 1973, as amended, and the regulations adopted thereunder by the United States Department of Health and Human Services.  Any provisions required to be in this Agreement by Stale and Federal Law or by Government Agencies shall bind PacifiCare and Medical Group whether or not expressly provided in this Agreement.

8.2                                 No Billing of Members (Member Hold Harmless Provision).  With the exception of Copayments and charges for non-Covered Services delivered on a fee-for-service basis to Members, Medical Group and its Participating Providers shall in no event, including, without limitation, non-payment by PacifiCare, insolvency of PacifiCare, or breach of this Agreement, bill, charge, collect a deposit from, seek compensation or remuneration or reimbursement from, or have any recourse against any Member or any person (other than PacifiCare) acting on behalf on any Member or attempt to do any of the foregoing for Covered Services provided or arranged pursuant to this Agreement.

Medical Group and its Participating Providers shall not maintain any action at law or equity against a Member to collect sums owed by PacifiCare to Medical Group.  Upon notice of any such action, PacifiCare may terminate this Agreement as provided above and take all other appropriate action consistent with the terms of this Agreement to eliminate such charges, including, without limitation, requiring Medical Group and its Participating Providers to return all sums collected as surcharges from Members or their representatives.  For purposes of this Agreement, “Surcharges” are additional fees for Covered Services which are not disclosed to Members in the Subscriber Agreement and/or Evidence of Coverage, are not allowable Copayments and are not authorized by this Agreement.  Nothing in this Agreement shall be construed to prevent Medical Group from providing non-Covered Services on a usual and customary fee-for-service basis to Members.

Medical Group and its Participating Providers’ obligations under this Section shall survive the termination of this Agreement with respect to Covered Services provided or arranged during or after the term of this Agreement, regardless of the cause giving rise to such termination, and this Section shall be construed to be for the benefit of Members.  This Section supersedes any oral or written contrary agreement now existing or hereafter entered into between Medical Group and any Member or a person acting on behalf of any Member.

Any modification, additions, or deletions to the provisions of this Section shall be effective only following any required notice to HCFA or other applicable Government Agency.

8.3                                 Continuing Care Obligations of Medical Group.

8.3.1                        General Obligations.  In the event of termination of this Agreement for any reason, Medical Group and its Participating Providers shall continue to provide or arrange Covered Services to Members, including any Members who become eligible during the termination notice period, beginning on the effective date of termination and continuing until the later of (a) twelve (12) months following the effective date of termination of this Agreement, (b) December 31 of the then current calendar year, or (c) the expiration of the period in which Medical Group is obligated to arrange or provide Covered Services in Special Circumstances as provided at Section 8.3.3 below.  Notwithstanding the foregoing, with respect to Members for whom PacifiCare arranges for a transfer to another PacifiCare Participating Provider and provides written notice to Medical Group of such transfer, this Agreement shall cease to apply for such Members, as of the effective date of such Member’s transfer.  In addition to the foregoing, Medical Group and its Participating Providers will continue to provide or arrange Covered Services to any Members who cannot be transferred within the time period specified above in accordance with PacifiCare’s legal and contractual obligations to (i) provide Covered Services under the Managed Care Plans and Subscriber Agreement and/or Evidence of Coverage, (ii) provide notice of termination to Members and (iii) ensure continuity of care for its Members.

8.3.2                        Obligations if PacifiCare Ceases Operating or Termination of Agreement for Nonpayment.  Notwithstanding any other provisions of this Agreement, Medical Group agrees that in the event PacifiCare ceases operations for any reason, including insolvency, Medical Group and its Participating Providers shall provide or arrange Covered Services and shall not bill, charge, collect or receive any form of payment from any Member for Covered Services provided after PacifiCare ceases operations.  Such obligation shall be for the period for which Premium has been paid, but shall not exceed a period of thirty (30) calendar days, except for those Members who are hospitalized on an inpatient basis as provided below.

In the event PacifiCare ceases operations or Medical Group terminates this Agreement on the basis of PacifiCare’s failure to make timely Capitation Payments, Medical Group and its Participating Providers shall continue to provide or arrange for Covered Services to those Members who are hospitalized on an inpatient basis at the time PacifiCare ceases operations or Medical Group terminates this Agreement until such Members are discharged from the hospital.  Practitioner shall not bill, charge, collect or receive any form of payment from any Member for such Covered Services.

8.3.3                        Obligations to Continue to Provide Covered Services in Special Circumstances.

(a)                                  Definitions.  For the purposes of this Section 8.3.3, the terms set forth below shall have the following meanings:

(i)                                     “Covered Services in Special Circumstances” shall mean Covered Services provided by a Medical Group Participating Provider following termination to a Member who is undergoing a course of treatment from the Participating Provider for an acute condition, serious chronic condition, high-risk pregnancy, or a pregnancy that has reached the second or third trimester at the rime of termination.  The foregoing definition shall be interpreted in a manner consistent with applicable law, including California Health and Safety Code Section 1373.96.

(ii)                                  “Termination” or “terminated,” as used in this Section 8.3.3, shall mean (i) any circumstance which terminates, non-renews or otherwise ends the arrangement by which a Participating Provider provides Covered Services to Members or (ii) termination of this Agreement.

(iii)                               “Participating Provider,” as used in this Section 8.3.3, shall be limited to persons who are physicians, podiatrists, clinical psychologists, dentists, and chiropractors, as applicable.

(b)                                 Notifications Regarding Termination.  Medical Group shall provide advance written notice to PacifiCare of the impending termination of a Participating Provider in accordance with Section 2.3.3 of this Agreement.  Additionally, Medical Group and the Participating Provider shall identify to PacifiCare, in writing, any Members who are receiving treatment from the Participating Provider for an acute condition or serious chronic condition, high-risk pregnancy or pregnancy in the second or third trimester at the time of such written notice and on the effective date of termination.  In the event of termination of this Agreement, Medical Group shall provide information to PacifiCare to identify Members who may be eligible for Covered Services in Special Circumstances from a Medical Group Participating Provider.

(c)                                  Termination of Participating Provider.  Following the termination of any Medical Group Participating Provider, Medical Group shall, at the request of the applicable Member and in accordance with PacifiCare’s policies and procedures, assure that such Participating Provider shall provide Covered Services in Special Circumstances to Members as required by this Section 8.3.3.

(d)                                 Termination of this Agreement.  Following termination of this Agreement, Medical Group shall, at the request of the applicable Member and in accordance with PacifiCare’s policies and procedures, assure that all of its Participating Providers shall provide Covered Services in Special Circumstances to Members as required by this Section 8.3.3.

(e)                                  Exceptions.  Medical Group is not obligated to arrange for its Participating Provider(s) to provide Covered Services in Special Circumstances to Members if the terminated Participating Provider (i) was terminated for a medical disciplinary cause or reason, fraud or other criminal activity, (ii) voluntarily terminated his or her agreement with Medical Group, (iii) does not agree to comply or does not comply with the same terms and conditions set forth in the terminated Participating Provider’s subcontract with Medical Group in providing Covered Services in Special Circumstances, including, but not limited to, credentialing, hospital privileging, utilization review, peer review, and quality assurance requirements, or (iv) has not agreed in advance to compensation terms for the provision of Covered Services in Special Circumstances or does not otherwise accept payment rates for such services similar to rates and methods of payment used by Medical Group for its contracted providers providing similar services who are not capitated and who are practicing in the same or a similar geographic area as the terminated Participating Provider.

(f)                                    Time Periods for Provision of Covered Services in Special Circumstances.

(i)                                     In the case of a Member who has an acute condition or serious chronic condition, the Covered Services in Special Circumstances shall be provided to the Member by the terminated Participating Provider for up to ninety (90) days following the termination date or a longer period if necessary for a safe transfer to another Participating Provider as determined by Medical Group in consultation with the terminated Participating Provider.

(ii)                                  In the case of a Member who has a high-risk pregnancy or a pregnancy that has reached the second or third trimester, the Covered Services in Special Circumstances shall be provided to the Member by the terminated Participating Provider until postpartum services related to the delivery are completed or for a longer period if necessary for a safe transfer to another Participating Provider as determined by Medical Group in consultation with the terminated Participating Provider.

(g)                                 Compensation of Medical Group Participating Providers.  Medical Group shall be solely responsible for compensating any terminated Participating Provider for the provision of Covered Services in Special Circumstances to Members as agreed upon in writing between the terminated Participating Provider and Medical Group or at the rate and method of payment used by Medical Group for its contracting providers providing similar services who are not capitated and who are practicing in the same or a similar geographic area as the terminated Participating Provider.

8.3.4                        Survival of Provisions following Termination.  Medical Group agrees that the provisions of this Section and the obligations of Medical Group and its Participating Providers herein shall survive termination of this Agreement regardless of the cause giving rise to such termination, and shall be construed to be for the benefit of Members.

8.3.5                        Services to be Provided to Members Transferred to Medical Group from a Terminated Participating Provider.  Subject to Medical Group’s capacity to accept additional Members, Medical Group agrees to accept transfers of Members from other Participating Providers in circumstances in which such Participating Provider’s agreement with PacifiCare has terminated.  Upon such transfer, Medical Group agrees that it shall accept prior authorizations for Covered Services provided to such Members and shall be financially responsible for all continuing Covered Services to be provided or arranged for such transferred Members following termination of the other Participating Provider’s agreement with PacifiCare.

8.4                                 Inspection and Audit of Records and Facilities.  Medical Group and its Participating Providers shall provide access at reasonable times upon demand by PacifiCare, Accreditation Organizations and Government Agencies to periodically audit or inspect the facilities, offices, equipment, books, documents and records of Medical Group and its Participating Providers relating to the performance of this Agreement and the Covered Services provided to Members, including, without limitation, all phases of professional and ancillary medical care provided or arranged for Members by Medical Group and its Participating Providers, Member medical records and financial records pertaining to the cost of operations and income received by Medical Group for Covered Services rendered to Members.  Medical Group and its Participating Providers shall comply with any requirements or directives issued by PacifiCare, Accreditation Organizations and Government Agencies as a result of such evaluation, inspection or audit of Medical Group and its Participating Providers.  Medical Group and its Participating Providers shall retain the books and records described in this Section for at least six (6) years and acknowledge that certain Government Agencies may have the right to inspect and audit Medical Group’s books and records following termination of this Agreement.  Without limiting the foregoing, following the commencement of any audit by a Government Agency, Medical Group shall retain its relevant books and records until completion of said audit.  The provisions of this Section shall survive termination of this Agreement for the period of time required by State and Federal Law.

8.5                                 Nondiscrimination.  Medical Group assures that Covered Services shall be provided to Members in the same manner as such services are provided to other patients of Medical Group and its Participating Providers, except as required pursuant to this Agreement Medical Group and its Participating Providers shall not unlawfully discriminate against any Member on the basis of source of payment or in any manner in regards to access to, and the provision of, Covered Services.  Medical Group and its Participating Providers shall not unlawfully discriminate against any Member, employee or applicant for employment on the basis of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age or sex.

ARTICLE 9
EXPRESS REFERRALS

9.1                                 Additional Defined Terms.  The capitalized terms used in this Article 9, which are not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

9.1.1                        Express Referrals is the name of the program established by PacifiCare for streamlined referrals of Medical Group Members from Primary Care Physicians to specialists in Express Referrals Specialties.

9.1.2                        Express Referrals Provider is any PacifiCare Participating Provider that offers Express Referrals.

9.1.3                        Express Referrals Specialties include, but are not limited to, the following specialties: Cardiology, Dermatology, Endocrinology, Ear, Nose and Throat, Gastroenterology, General Surgery, Hematology, Neurology, Obstetrics/Gynecology, Oncology, Ophthalmology, Orthopedic Surgery, Podiatry, Routine Lab, Routine X-Ray, and Urology.  PacifiCare may modify the list of Express Referrals Specialties at any time upon at least ninety (90) days’ prior written notice to Medical Group.

9.2                                 Duties of Medical Group

9.2.1                        Establish Streamlined Referral Process.  Medical Group shall establish a streamlined referral process, through which any Primary Care Physician who deems that a referral to a specialist in any Express Referrals Speciality for any Member is necessary, may refer the Member to Medical Group’s Participating Providers specializing in such Express Referrals Speciality without the prior authorization of the Medical Group or the Medical Group’s utilization review committee.  The Medical Group must, however, continue to track all referrals.  If, for any reason, Medical Group fails to maintain a streamlined referral process which meets all of the requirements of Express Referrals, Medical Group shall provide immediate written notice thereof to PacifiCare Medical Group’s failure to so notify PacifiCare that it is no longer maintaining standards in compliance with Express Referrals shall be a material breach of the Agreement, subjecting Medical Group to all of the remedies contemplated thereby.

9.2.2                        Access to Records.  Medical Group will provide PacifiCare with any and all necessary information including medical records, policies and procedures, utilization review procedures and reports and other related information necessary, in order for PacifiCare to verify that Medical Group has a streamlined referral process which meets the requirements of Express Referrals in a manner acceptable to PacifiCare.

9.2.3                        Marketing Activities.  Medical Group agrees to participate in PacifiCare’s marketing activities to promote Express Referrals and to promote the Medical Group as an Express Referrals Provider.

9.3                                 Duties of PacifiCare

9.3.1                        Marketing Activities.  PacifiCare shall engage in marketing activities to promote Express Referrals, including identifying Medical Group as an Express Referrals Provider in PacifiCare’s Provider Directory.

9.3.2                        Determination of Compliance by Medical Group.  PacifiCare reserves the right to determine whether Medical Group is in compliance with the terms of this Article 9 and the requirements of Express Referrals.  If PacifiCare determines that Medical Group is not properly maintaining a streamlined referral process in compliance with the requirements of Express Referrals, PacifiCare shall cease marketing Medical Group as an Express Referrals Provider, and any future marketing of Medical Group as an Express Referrals Provider will be at the sole discretion of PacifiCare.

9.4                                 Termination.  The provisions of this Article 9 may be terminated by PacifiCare at any time upon ninety (90) days’ prior written notice to Medical Group.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in California.

PACIFICARE OF CALIFORNIA

By:	Brian Jeffrey

Title:	VP

Date:	11/28/00

MEDICAL GROUP Professional Care IPA Medical Group

By:	Ed Rotan

Title:	President & COO

Date:

PACIFICARE OF CALIFORNIA

MEDICAL GROUP/IPA SERVICES AGREEMENT
(PROFESSIONAL CAPITATION)

EXHIBIT I
MEDICAL GROUP FACILITIES AND SERVICE AREA
(This Exhibit 1 is an integral part of this Agreement)

Medical Group Facilities:

Prior to the Commencement Date, Medical Group shall provide PacifiCare with a list of all Medical Group Facilities.

Facilities shall also include each facility at which a Medical Group Participating Provider routinely provides services pursuant to this Agreement.

All Medical Group Facilities shall, in accordance with PacifiCare’s policies and procedures, be subject to PacifiCare’s prior written approval.

Hospital(s):

Whittier Hospital Medical Center

Western Medical Center

Chapman General Hospital

Placentia Linda Medical Center

Medical Group Service Area:

The Medical Group Service Area is the geographic area within a thirty (30) mile radius of each of the Medical Group Facilities, excluding the offices of specialists as approved by PacifiCare in writing.  The Medical Group Service Area shall be determined by PacifiCare, based upon the shortest route using public streets and highways.

PACIFICARE OF CALIFORNIA

MEDICAL GROUP/IPA SERVICES AGREEMENT
(PROFESSIONAL CAPITATION)

EXHIBIT 2
DELEGATED ACTIVITIES
(This Exhibit 2 is an integral part of this Agreement)

The purpose of the following Grids is to specify the responsibilities of PacifiCare and Medical Group under the Agreement with respect to: (i) claims processing and payment, (ii) credentialing and recredentialing, (iii) medical records, (iv) quality management and improvement and (v) utilization management.

The Grids set forth the specific activities with respect to (i) claims processing and payment, (ii) credentialing and recredentialing, (iii) medical records, (iv) quality management and improvement and (v) utilization management, which PacifiCare has delegated to Medical Group and which Medical Group shall perform on behalf of PacifiCare.  The Grids also set forth the specific activities with respect to: (i) claims processing and payment, (ii) credentialing and recredentialing, (iii) medical records, (iv) quality management and improvement and (v) utilization management, which PacifiCare has not delegated to Medical Group under the Agreement and which PacifiCare shall perform directly utilizing its own personnel.  Medical Group is responsible for cooperating, participating and complying with PacifiCare’s performance of such activities.

PacifiCare does not formally delegate to its contracting medical groups the responsibility for performing quality management and improvement activities on behalf of PacifiCare.  However, PacifiCare does require contracting medical groups to maintain a quality improvement and management program, participate and cooperate in PacifiCare’s quality improvement program, collect data for PacifiCare’s quality improvement activities, and carry out corrective actions as required by PacifiCare.  Accordingly, the Grids set forth certain quality improvement activities which PacifiCare has not delegated to Medical Group to perform on behalf of PacifiCare, but which PacifiCare and Medical Group shall perform concurrently under the Agreement.  PacifiCare also does not formally delegate to contracting medical groups the responsibility for performing member services.  However, PacifiCare does require contracting medical groups under the Agreement to participate, cooperate and comply with PacifiCare’s activities relating to member services, preventive health services, and medical record reviews as required by PacifiCare.

The Grids also identify (i) the elements and performance measures established by PacifiCare for the Delegated Activities in accordance with the NCQA accreditation standards and State and Federal law and regulatory requirements, (ii) the reports which shall be provided to PacifiCare by Medical Group for each of the Delegated Activities and the frequency of reporting, and (iii) the oversight activities which PacifiCare shall perform with respect to each of the Delegated Activities.

Exhibit 2 may be amended from time to time during the term of this Agreement by PacifiCare to reflect changes in delegation standards; delegation status; performance measures; reporting requirements; and other provisions of Exhibit 2.

CLAIMS DELEGATION GRID

Function	Delegation Status	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
HCFA Regulations	Delegated

Compliance with all HCFA regulations & guidelines for claims processing and payment including:

• Claims payment turnaround times

• Appropriate reimbursement for contracted and non-contracted providers

• Interest payments

• Denials/denial letters

• BBA regulations

• Provider reporting

• Y2K compliance

Monthly

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

PacifiCare Standards for Commercial Products	Delegated

Compliance with PacifiCare’s standards for processing and payment of claims for Commercial Products including:

• Claims payment turnaround times

• Appropriate reimbursement for contracted and non-contracted providers

• Interest payments

• Denials/denial letters

• Provider reporting

• Appropriate IBNR reserves

Monthly

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

State Regulations	Delegated	Compliance with State Regulations for claims processing: • COB and TPL review • Compliance with all Medicaid Regulations	N/A

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

OPM Requirements	Delegated	Compliance with Office of Personnel Management for Federal Employees requirements for claims processing and payment including: • COB identification • Debarred providers suspended	N/A

Standards for Employer Performance Guarantees	Delegated	Meet Employer performance guarantee measurements for claims processing and payment.	As required by employer

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

Eligibility and Benefits	Not Delegated	Medical Group must: Verify eligibility at time of claim review • Update eligibility and benefit information in their system as often as communicated by the plan.	N/A

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

Financial Accounting	Delegated	Meets PacifiCare financial accounting requirements and solvency requirements including those for: • Financial statements • IBNR reserves • Processes for expense reduction	Annually

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

Check Production Processes	Delegated

Compliance with timely claims payments and IRS requirements including:

• Check production processes

• Performing Provider Satisfaction Survey

• Process to scale claims in collections

• 1099 production processes

N/A

• Initial onsite assessment utilizing approved oversight tool

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

Staffing	Delegated

Staffing sufficient to support claims volume and processing timeliness requirements including:

• Staffing levels

• Customer Service capabilities

• Past experience for claims resolution

• Staff available to answer claims questions during normal hours of operation

N/A

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

Audit Reporting	Delegated	Appropriate and adequate audit reporting available including: • Reports provided for audit	As needed for audits

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

Encounter Data	Delegated	The Medical Group must have an encounter data submission process with encounter data reported and submitted to PacifiCare monthly	Monthly

• Initial onsite assessment utilizing approved oversight tool.

• Annual oversight assessment utilizing approved oversight tool.

• Additional onsite reviews as warranted by the plan utilizing approved oversight tool.

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

PacifiCare’s responsibilities relating to Claims and those responsibilities which PacifiCare has delegated to the Medical Group, are outlined above.

The Medical Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without prior written approval by PacifiCare.

PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status.  In the event there are deficiencies identified in the audit, PacifiCare will provide a specific corrective action plan.  If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

CREDENTIALING DELEGATION GRID

Function	Delegation Status	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Credentialing Policies and Procedures	Delegated

Full Compliance with NCQA Standards:

• Identify scope

• Define criteria and verification of criteria

• Describe decision making process, including how advice is received from participating practitioners

• Describe extent of any delegated credentialing/recredentialing arrangements

• Describe right of practitioner to review information

• Develop process to notify practitioner of discrepancies.

• Include practitioner’s right to correct erroneous information.

• Ensure confidentiality.

• Define Medical Director responsibilities and participation.

Submit Credentialing Program annually. Revised credentialing policies and procedures submitted quarterly, if applicable.

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare Committee approval

• Evaluate and approve written Credentialing Program

• Implementation of Corrective

• Action Plan(s) for elements of non-compliance

Credentialing Committee	Delegated	Full Compliance with NCQA Standards:	Annual credentialing program to include committee structure.

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare Committee approval

• Annual Review of Committee minutes

• Annual review of membership

• Frequency of meetings

• Implementation of Corrective Action Plan(s) for elements of non-compliance

• The MG designates a credentialing committee or other review body that makes recommendations regarding credentialing decisions

Primary source verification of credentialing information	Delegated

Full compliance with NCQA Standards regarding verification of information within 180 days of Committee approval date.

Meet 90% of all NCQA credentialing standards (exempt from primary source verification of license).

Meet 100% of NCQA standards related to primary source verification of licenser.

• Primary source verification to include:

• License

• Clinical privileges

• DEA/CDS

• Education

• Board certification

• Work history

• Malpractice insurance

• Professional liability claims

Submit current list of physicians credentialed and recredentialed with quarterly report.

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare Committee approval

• Implementation of Corrective Action Plan(s) for elements of non-compliance.

• Audit conducted of provider credentialing and recredentialing files (5% or 50 credentialing files reviewed, whichever is less, with a minimum of 10 credentialing and 10 recredentialing files reviewed).

Application/ Attestation	Delegated

Full compliance with NCQA Standards.

The PMG/IPA application must include a statement regarding:

• Reasons for any inability to perform.

• Lack of present illegal drug use.

• History of loss of license or felony conviction.

• History of loss or limitation of

Immediate submission of any changes to application.

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare Committee approval.

• Annual review of credentialing files (5% or 50 credentialing files reviewed, whichever is less, with a minimum of 10 credentialing and 10 recredentialing files.

• Implementation of Corrective Action Plan(s) for elements of

		privileges or disciplinary activity. • Attestation by applicant of the correctness and completeness of the application. • Signed within 180 days of Committee approval date.		non-compliance

National Practitioner Data Base (NPDB) Information/ Sanction Information	Delegated

Full compliance with NCQA Standards regarding verification of information within 180 days of Committee Approval date.

For all Medicare and/or Medicaid sanctions as appropriate:

• State Board of Dental Examiners

• State Board of Pediatric Examiners

• State Board of Medical Examiners

• Federation of State Medical Boards or Department of Professional Regulations

• State Board of Chiropractic Examiners of the Federation of Chiropractic Licensing Boards

			NONE	• Initial onsite assessment • Annual oversight assessment • Annual PacifiCare committee approval • Implementation of Corrective Action Plan(s) for elements of non-compliance

Initial office visit of all PCPs and OB/GYNs and medical record keeping review	Delegated

Full compliance with NCQA Standards regarding Initial site visit/medical record review and subsequent biannual site visit/medical record review.

Structured review that evaluates the office site against standards in the following areas:

• Physical accessibility

• Physical appearance

• Adequacy of waiting room and exam room space

• Availability of appointments vs. expected performance standards

• Documentation of an evaluation of medical record keeping practices for conformity with standards

• Incorporation of this information into the credentialing process

Include list of all initial site reviews completed on an annual basis.

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare Committee approval

• Biannual site review

• Biannual medical record review

• Implementation of Corrective Action Plan(s) for elements of non-compliance

• Annual review of audit tool

• Verification of all sites completed within 2 years prior to initial credentialing

• Review of credential files annually as above to include evidence of initial site review and record keeping review

Recredentialing Primary source verification (PSV)	Delegated	Meet 90% of all NCQA Recredentialing standards (except PSV of Licensor): Meet 100% of NCQA Standards related to PSV of Licensor.	Include list of all providers recredentialed on a quarterly basis (with quarterly report)	• Annual audit of files of 5% or random sample of 50 to represent entire contracted network • Annual onsite assessment

Recredentialing to include:
License, clinical privileges, DEA/CDS, Board Certification,  Malpractice insurance, Professional Liability claims, signed Attestation regarding any inability to perform and lack of present illegal drug use.

Recredentialing National Practitioner Data Base (NPDB) information/Sanction information	Delegated

Full compliance with NCQA Recredentialing Standards regarding verification of information within 180 days of Committee approval date.

Recredentialing conducted biannually by the Provider.

Recredentialing must be completed within 24 months of prior credentialing

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare Committee approval

• Implementation of Corrective Action Plan(s) for elements of non-compliance

• Annual audit of files of 5% or random sample of 50 to represent the entire contracted network to or recredentialing activity

Recredentialing information found in credentialing files includes the following:

• Information from NPDB

• Sanction information, as appropriate:

• State Board of Medical Examiners, Federation of State Medical Boards

• Department of Professional Regulations

• State Board of Chiropractic Examiners on the Federation of Chiropractic Licensing Boards

• State Board of Dental Examiners

• For all providers: review of Medicare/ Medicaid sanctions.

include sanction information.

Incorporation of the following data in the Recredentialing decision-making process:

• Member complaints

• QI activities

• UM

• Member Satisfaction

• MCO uses performance monitoring in the recredentialing of PCPs.

Delegated

Full compliance with NCQA Recredentialing Standards.

Recredentialing conducted biannually by the Provider.

Recredentialing must be completed within 24 months of prior credentialing or recredentialing activity.

Incorporate the following information into the recredentialing decision making process for PCPs:

List of all recredentialing site reviews completed on an annual basis

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare Committee approval

• Implementation of Corrective Action Plan(s) for elements of non-compliance

• Annual review of audit tool

• Verification of all sites completed within 2 years prior to recredentialing

• Review of files annually includes verification of recredentialing site visit

• Member complaints • Information from quality improvement activities • Member satisfaction • Site visits conducted

Site Visits	Delegated

Full compliance with NCQA Standards regarding biannual recredentialing site visit/medical record review.

Visit to offices of all PCP sites with 50 or more members within 2 years prior to Recredentialing.

Review office vs. standards in areas listed under PSV section and documented evaluation of medical record keeping practices.

List of all recredentialing site reviews completed on an annual basis

• Initial onsite assessment

• Annual oversight assessment

• Annual PacifiCare committee approval

• Biannual Site Review

• Biannual Medical Record Review

• Implementation of Corrective Action Plan(s) for elements of non-compliance

• Annual review of audit tool

• Verification of all sites completed within 2 years prior to recredentialing

• Review of files annually includes verification of recredentialing site visit

Peer Review/ Disciplinary Action	Delegated

Full Compliance with NCQA Standards Policy and Procedures (P&Ps) for reporting of quality deficiencies.

P&Ps for range of actions to be taken to improve performance prior to termination.

P&Ps to describe appeals process.

P&Ps for altering the conditions of the practitioner’s participation with PacifiCare based on quality of care of

			New P&Ps submitted quarterly	• Initial onsite assessment • Annual oversight assessment • Annual PacifiCare committee approval • Implementation of Corrective Action Plan(s) for elements of non-compliance service.

Assessment of Organizational Providers (hospitals, home health agencies, SNFs, and free-standing surgical centers)	Delegated

For subcontracted acute care hospitals, home health agencies, SNFs, and free-standing surgical centers

1. Confirms good standing with State and Federal regulatory bodies; and

2. Confirms accreditation, or

3. If not accredited, develops standards of participation and reviews for compliance; and

4. At least every three years, confirms continued good standing of regulatory bodies, and if applicable, accrediation

			Submit list of subcontracted organizational providers on an annual basis	• Annual assessment including P&Ps and random part of files; two in each of the four categories; one accredited, one non-accredited as applicable.

Sub-Delegation of Credentialing	Delegated

If MG sub-delegates Credentialing to a CVO, Hospital, IPA, etc:

1. Detailed documentation of delegation agreement

2. Initial evaluation

3. Annual evaluation, including file review

4. MG retains right to approve/disapprove new providers and to discipline providers

			Submit copies of sub-delegation agreements to PacifiCare on an annual basis	• Annual assessment of sub-delegation process agreements, and policies and procedures.

PacifiCare’s responsibilities relating to Credentialing and those responsibilities, which PacifiCare has delegated to the Medical Group, are outlined above.

The Medical Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without the prior approval by PacifiCare.

PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status.  In the event there are deficiencies identified in the audit,  PacifiCare will provide a specific corrective action plan.  If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

MEDICAL RECORDS DELEGATION GRID

Function	Delegation Status	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Systematic Review and Action	Delegated

• Audit medical records from at least 90% of all primary care practice sites with 50 members or more, and 2 years participation in the Medical Group.

• Audit tool to include all elements required by NCQA and PacifiCare.

• Trend results by practice-site and organization-wide. Identify opportunities for improvement, describe interventions, and assess subsequent performance.

Annual submission of medical records review workplan.

At least twice a year report at a minimum; the number of physicians whose medical records were reviewed; any practice-specific of organization-wide actions taken for improvement; and the results of those actions.

• Quality Improvement Committee or their designee reviews and approves Annual Workplan and monitoring report.

• Audit Medical Group’s policies and processes on an annual basis to include 5% or 50 worksheets to ensure conformance to standards and note deficiencies identified.  Facilitate and monitor Medical Group’s compliance with work plan and corrective action plans.

• Site visit assessments correlates with review of medical records

PacifiCare’s responsibilities relating to Medical Records and those responsibilities, which PacifiCare has delegated to the Medical Group, are outlined above.

The Medical Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without the prior approval by PacifiCare.

PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status.  In the event there are deficiencies identified in the audit, PacifiCare will provide a specific corrective action plan.  If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

QUALITY IMPROVEMENT DELEGATION GRID

Function	Delegation Status	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Program Structure	Not Delegated

Medical Group is required to maintain the following:

• QM Program

• Structure to carry out Quality Mgmt.  Program

• QM Program outlining structure and content

• Program description must be evaluated annually and updated as necessary

Program Operations	Not Delegated

• Participate and cooperate in PacifiCare’s Quality Improvement program

• Collect data for PacifiCare’s Quality Improvement Activities

• Carry out corrective actions required by PacifiCare

• Have a peer review process

• Participate in PacifiCare Quality Improvement Committee, (if requested)

• Provide PacifiCare access to Medical Records

• Identify barriers to improving key initiatives

• Implement interventions

• Comply with PacifiCare’s confidentiality standards

PacifiCare does not formally delegate to its contracting Medical Groups the responsibility for performing quality management and improvement activities on behalf of PacifiCare.

UTILIZATION MANAGEMENT DELEGATION GRID

Function	Delegation Status	PacifiCare Responsibility	Medical Group Responsibility/ Performance Measure	Reporting Frequency	PacifiCare Oversight
Prior Authorization	Delegated	• Responsible for ensuring eligibility and benefits appropriately followed. • Responsible for ensuring appropriate structure, standards and Policies and Procedures followed.

For prior authorization Medical Group (MG) must:

• Comply with PacifiCare’s Turn Around Times

• Follow PacifiCare’s approved medical necessity criteria

• Develop and document program to perform prior authorization function of OP and LP care meeting all regulatory and PacifiCare standards

				• Weekly submission of authorization/denial logs • Monthly submission of encounter data	• Pre-delegation onsite assessment in determine ability to perform function • Annual onsite assessment to determine ability to perform function

Concurrent Review	Delegated	• Responsible for ensuring eligibility and benefits appropriately followed. • Responsible for ensuring appropriate structure, standards and Policies and Procedures followed.

For concurrent review MG must:

• Comply with PacifiCare’s Turn Around Times

• Follow PacifiCare’s approved medical necessity criteria

• Develop and document programs to perform concurrent review of acute and Skilled Nursing Facility inpatients meeting all regulatory and PacifiCare standards

				• Daily submission of inpatient census • Monthly submission of Bed Days per thousand members per year	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Discharge Planning	Delegated	• Responsible for ensuring benefits appropriately followed. • Responsible for ensuring appropriate structure, standards and Policies and Procedures followed.	Develop and document program to perform discharge planning functions for Acute and Skilled Nursing Facility meeting all regulatory and PacifiCare standards		• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Out Of Area (OOA)	Delegated

• If Group NOT delegated, responsible for concurrent review, authorization of services

• PacifiCare responsible to report OOA cases to Group, and coordinate with Group returning patient to network providers

• If Group is delegated, responsible for ensuring eligibility and benefits appropriately followed.

• Responsible for ensuring appropriate structure, standards and Policies and Procedures followed.

			Develop and document program to perform OOA concurrent review meeting all regulatory and PacifiCare standards	If Group delegated should be included in weekly authorization/denial log submission	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function

Case Management	Delegated

• Responsible for ensuring eligibility and benefits appropriately followed

• Responsible for ensuring appropriate structure, standards and Policies and Procedures followed

• If NOT delegated, responsible for performing Case Management functions

			Develop and document program to perform Case Management function meeting all regulatory and PacifiCare standards If NOT delegated, responsible in coordinate care with PacifiCare Case Managers	Monthly submission of Case Management Log	• Pre-delegation onsite assessment to determine ability to perform function • Annual onsite assessment to determine ability to perform function and coordinating care with Group

Transplants	Delegated

• Responsible for ensuring eligibility and benefits appropriately followed.

• Responsible for ensuring appropriate structure, standards, and Policies and Procedures followed.

• If not delegated to MG, responsible for providing medical necessity determination to MG and notification of status for pending transplants.

Develop and document case management program to include transplants

• Required to case manage these cases if delegated.

• If not delegated, responsible to provide PacifiCare with all necessary information to make medical determination.

				Monthly submission of transplant cases	• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite assessment to determine ability to perform function

New Technology	Delegated

• Responsible for ensuring eligibility and benefits for new technology, and new uses for existing technology.

• Medical case review for determining appropriateness and medical necessity.

• Technology Assessment Committee will develop guidelines to support new technology and new uses for existing technology.

			Develop and document Policies and Procedures to support notification to PacifiCare of requests for new technology and coordination of making determinations.	Ad Hoc	• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite assessment to determine ability to perform function.

Retroactive- review	Delegated	• Responsible for ensuring eligibility and benefits appropriately followed. • Responsible for ensuring appropriate structure, standards and Policies and Procedures followed.

For Retroactive-review MG must:

• Comply with PacifiCare’s Turn Around Times

• Follow PacifiCare’s approved medical necessity criteria

• Develop and document program to perform retrospective review function.

				Weekly submission of authorization/denial logs	• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite assessment to determine ability to perform function

Denials	Delegated	• Responsible for ensuring eligibility and benefits appropriately followed. • Responsible for ensuring appropriate structure, standards and Policies and Procedures followed.

For Denials MG must:

• Comply with PacifiCare’s Turn Around Times

• Follow PacifiCare’s approved medical necessity criteria

• Develop and document of program to perform denial function meeting all regulatory and PacifiCare standards.

				Weekly submission of denial logs.	• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite assessment to determine ability to perform function.

Benefit Interpretations	Delegated	• Responsible for ensuring eligibility and benefits appropriately followed. • Responsible for ensuring appropriate structure, standards and Policies and Procedures followed.

For Benefit Interpretations MG must:

• Comply with PacifiCare’s Turn Around Times

• Develop and document program to perform benefit interpretations function meeting all regulatory and PacifiCare standards.

• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite assessment to determine ability to perform function.

Appeals	Delegated	Responsible for handling all member and provider appeals.	• Develop and document program to support cooperation with PacifiCare in handling appeals. • Notify PacifiCare of all	PacifiCare will provide the MG a quarterly report to show number of appeals and	• Pre-delegation onsite assessment to determine ability to perform function. • Annual onsite

member and provider appeals coming through MG	overturn rate for specific MG.	assessment to determine ability to perform function.

PacifiCare’s responsibilities relating to Medical Management and those responsibilities, which PacifiCare has delegated to the Medical Group, are outlined above.

The Medical Group agrees to be accountable for all responsibilities delegated by PacifiCare and will not further delegate any such responsibilities without the prior written approval by PacifiCare.

PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status.  In the event there are deficiencies PacifiCare will perform audits annually and as needed to evaluate the group’s delegated status.  In the event there are deficiencies identified in the audit, PacifiCare will provide a specific corrective action plan.  If the group is not able to comply with the corrective action plan within the specified time frame, PacifiCare may revoke the group’s delegated status.

PACIFICARE OF CALIFORNIA

By:	/s/ Brian Jeffrey

Title:	VP

Date:	11/28/00

MEDICAL GROUP Professional Care IPA Medical Group

By:	/s/ Ed Rotan

Title:	President & COO

Date:

PACIFICARE OF CALIFORNIA

MEDICAL GROUP/IPA SERVICES AGREEMENT
(PROFESSIONAL CAPITATION)

EXHIBIT 3

PRODUCT ATTACHMENTS
VERIFICATION OF RECEIPT OF PROVIDER MANUAL,
FORM SUBSCRIBER AGREEMENT AND EVIDENCE OF COVERAGE
(This Exhibit 3 is an integral part of this Agreement)

MEDICAL GROUP NAME: Professional Care IPA Medical Group

VERIFICATION OF RECEIPT OF PROVIDER MANUAL AND SUBSCRIBER AGREEMENT AND EVIDENCE OF COVERAGE:

A copy of the PacifiCare Provider Policies and Procedures Manual and standard form Subscriber Agreement and Evidence of Coverage for each of the Managed Care Plans specified below has been provided to Medical Group by PacifiCare prior to the execution of this Agreement:

By:	/s/ Ed Rotan

Title:	President & COO

Date:

ATTACHMENTS:

The following attachments, when initialed by PacifiCare and Medical Group, are an integral part of this Agreement:

	PacifiCare	Medical Group

PacifiCare Commercial Health Plan	/s/ BJ	/s/ ER

PacifiCare Commercial POS Health Plan	/s/ BJ	/s/ ER

Secure Horizons Health Plan	/s/ BJ	/s/ ER

Division of Financial Responsibility	/s/ BJ	/s/ ER
ws:

PRODUCT ATTACHMENT A

PACIFICARE COMMERCIAL HEALTH PLAN

This Product Attachment A, along with the Base Agreement, sets forth the specific terms and conditions which are applicable to the PacifiCare Commercial Health Plan, as defined below.

ARTICLE 1
DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the PacifiCare Commercial Health Plan, as described in this Product Attachment A. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1                                 Commercial Plan Premium is the premium received by PacifiCare each month for PacifiCare Commercial Plan Members, excluding amounts to pay broker and agent commissions/compensation, Premium taxes and premiums for Supplemental Benefits.

1.2                                 OPM Agreement is the agreement between PacifiCare and the Federal Office of Personnel Management for the provision of Covered Services to persons enrolled in the PacifiCare Commercial Plan through their participation in the health benefits programs for federal employees and their dependents.

1.3                                 PacifiCare Commercial Plan is any and all of the various Managed Care Plans sold by PacifiCare to individuals (excluding individuals eligible for the PacifiCare Medicaid Plan and the Secure Horizons Health Plan) and employer groups, associations with employer group participation and unions which purchase benefits for their employees and their dependents.

1.4                                 Commercial Plan Members are Medical Group Members enrolled in the PacifiCare Commercial Plan.

1.5                                 Supplemental Benefits are benefits offered under the PacifiCare Commercial Plan which require separate premium, in addition to the Commercial Plan Premium, as consideration for the additional benefits.

ARTICLE 2
DUTIES OF MEDICAL GROUP

2.1                                 Provision of Covered Services.  Medical Group and its Participating Providers shall provide Covered Services to Commercial Plan Members pursuant to the terms of the Base Agreement and this Product Attachment A.

2.2                                 Compliance with OPM Agreement.  Medical Group shall comply with all requirements in the OPM Agreement which are applicable to Medical Group as a subcontractor of PacifiCare as a result of this Agreement.  Without limiting the foregoing,  Medical Group shall ensure that all provisions of the OPM Agreement which are applicable to Medical Group’s Participating Providers are included in Medical Group’s subcontracts with its Participating Providers.  A copy of the OPM Agreement shall be provided to Medical Group concurrent with the execution of this Agreement.

2.3                                 Compliance with Subscriber Agreements for PacifiCare Commercial Plan.  Medical Group and its Participating Providers shall comply with all requirements in Subscriber Agreements for the PacifiCare Commercial Plan which are applicable to Medical Group.  PacifiCare shall make good faith efforts to notify Medical Group of any such requirements that are not otherwise reflected in this Agreement.

ARTICLE 3
COMPENSATION

3.1                                 Capitation Payments for Commercial Plan Members.  Capitation Payments for Commercial Plan Members shall be forty-one and thirty-four hundredths percent (41.34%) of the Commercial Plan Premium per Commercial Plan Member per month, subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments set forth below in this Section.

3.1.1                        Premium Adjustments.  The Commercial Plan Premium and benefits may be amended for each Subscriber Agreement upon the annual renewal date of each Subscriber Agreement at the sole discretion of PacifiCare.

3.1.2                        Adjustment for ISL Premium.  In calculating Capitation Payments due to Medical Group, PacifiCare shall deduct the ISL Premium amount set forth herein from the amounts otherwise due to Medical Group, unless PacifiCare has approved of Medical Group’s opting out of PacifiCare’s ISL Program.

3.1.3                        Adjustment for Experience-Rated Managed Care Plans.  Capitation Payments for Experience Rated Plans shall be calculated utilizing the following definitions and methodology:

(i)                                     An “Experience-Rated Plan” is a non-federally-qualified plan in which the Subscriber Group’s premium is partially deferred or adjusted to reflect the actual medical costs incurred by Commercial Plan Members.

(ii)                                  The “Net Actuarial Experience Rate” shall mean a rate calculated by the same method used to determine premium for federally-qualified plans, except that trended claims and utilization data may be considered to determine expected medical costs and PacifiCare’s administrative retention may be adjusted to reflect actuarial risk taken by the Subscriber Group instead of PacifiCare.

(iii)                               For Experience-Rated Plans, Capitation Payments shall be calculated as a percent of the Net Actuarial Experience Rate rather than based on a percent of the Commercial Plan Premium.  The Net Actuarial Experience Rate, like the Commercial Plan Premium, shall exclude broker and agent commissions, premium taxes and premiums for Supplemental Benefits.

3.2                                 ISL Program.  The ISL Deductible, ISL Premium and ISL Coinsurance for the Commercial Plan shall initially be:

(i)                                     ISL Deductible shall be zero dollars ($0) per Commercial Plan Member per calendar year.

(ii)                                  ISL Premium shall be zero percent (0%) of the Commercial Plan Premium.

(iii)                               ISL Coinsurance shall be zero percent (0%) of Cost of Care in excess of the ISL Deductible.

If PacifiCare has approved of Medical Group’s opt out of the ISL Program, the above amounts and percentages will reflect “zero.” In such event, Medical Group shall be required to obtain ISL coverage from a third-party insurance carrier in accordance with Section 5.5.5 of the Base Agreement.

3.3                                 Commercial Hospital Incentive Program.  PacifiCare shall establish and administer an annual Commercial Hospital Incentive Program for the PacifiCare Commercial Plan (the “CHIP”).  The CHIP is designed to provide an incentive for the efficient and effective use of Hospital Services, and shall be calculated utilizing the terms defined below.  All calculations for the CHIP shall be based upon Commercial Plan Members, excluding Commercial POS Plan Members.

3.3.1                        Reinsurance Program.  Claims under the Reinsurance Program shall be valued at the Cost of Care as defined in this Agreement.  The Reinsurance Deductible, Reinsurance Premium and Reinsurance Coinsurance for the Commercial Plan shall initially be:

(i)                                     Reinsurance Deductible shall be *** per Commercial Plan Member per calendar year.

(ii)                                  Reinsurance Premium shall be *** of Commercial Plan Premium.

(iii)                               Reinsurance Coinsurance shall be *** of the Cost of Care for amounts in excess of the Reinsurance Deductible but less than *** and *** of the Cost of Care for amounts in excess of ***

3.3.2                        CHIP Budget.  The CHIP Budget for Commercial Plan Members for the period commencing June 1, 1999 and ending December 31, 1999 shall be *** of the Commercial Plan Premium per Member per month, excluding Commercial POS Plan Members, less PacifiCare Commercial Plan Reinsurance Premium, if any, and is subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments further specified below.

For the periods from and after January 1, 2000 the CHIP Budget for Commercial Plan members shall be *** of the Commercial Plan Premiums per Member per month, excluding Commercial POS Plan Members, less PacifiCare Commercial Plan Reinsurance Premiums, if any, and is subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments further specified below.

3.3.3                        CHIP Expense.  CHIP Expense shall be equal to the sum of the following:

(i)                                     Inpatient costs for Hospital Services rendered to Commercial Plan Members, excluding Commercial POS Plan Members, by Participating Providers, valued at the actual costs incurred by PacifiCare; plus,

(ii)                                  Other Hospital Services rendered to Commercial Plan Members, excluding Commercial POS Plan Members, by Participating Providers other than inpatient services, valued at actual costs incurred by PacifiCare; plus,

(iii)                               The actual amount paid for Hospital Services which are rendered by non-Participating Providers; minus,

(iv)                              Amounts paid by PacifiCare under the Reinsurance Program, if any; minus

(v)                                 Any and all amounts received from third parties for Hospital Services provided to Commercial Plan Members, excluding Commercial POS Plan Members, through coordination of benefits, work-related accidents or injuries, stop-loss and reinsurance payments and Member Copayments.

3.3.4                        CHIP Surplus.  In the event the CHIP Expense is less than the CHIP Budget, the surplus shall be allocated as follows:

*** to Medical Group

*** to PacifiCare

3.3.5                        CHIP Deficit.  In the event the CHIP Expense is greater than the CHIP Budget, the deficit shall be allocated as follows:

*** to Medical Group

*** to PacifiCare

3.3.6                        Settlements and Reconciliation.  Interim settlements and the final settlement and reconciliation of the CHIP shall be performed by PacifiCare as provided in Article 5 of the Base Agreement.

3.4                                 Commercial Plan Pharmacy Incentive Program.  PacifiCare shall establish and administer an annual Pharmacy Incentive Program for the PacifiCare Commercial Plan (the “PIP”).  The PIP is designed to provide an incentive for the efficient and effective use of Outpatient Pharmacy Supplemental Benefits for Commercial Plan Members.  The PIP shall be calculated as follows:

3.4.1                        Outpatient Pharmacy Supplemental Benefits shall be the benefits made available by PacifiCare under the PacifiCare Supplemental Pharmacy Benefit, as defined in the applicable Subscriber Agreement.

3.4.2                        PIP Budget shall equal eighty percent (80%) of the premium received by PacifiCare for Outpatient Pharmacy Supplemental Benefits for Commercial Plan Members plus thirty-one cents ($0.31) per Commercial Plan Member per month, which amount is established as a credit for rebates received from pharmaceutical manufacturers.  This credit may or may not reflect the total pharmaceutical manufacturer rebate revenues received by PacifiCare.  The PIP Budget shall be retained by PacifiCare for purposes of administering the PIP.

3.4.3                        PIP Expense shall equal the expense incurred for the provision of Outpatient Pharmacy Supplemental Benefits during the applicable period.

3.4.4                        PIP Surplus.  In the event the PIP Expense is less than the PIP Budget, fifty percent (50%) of the surplus shall be allocated to Medical Group.

3.4.5                        PIP Deficit.  In the event that the PIP Expense is greater than the PIP Budget, fifty percent (50%) of the deficit shall be allocated to Medical Group.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment A.

PACIFICARE OF CALIFORNIA

By:	/s/ Brian Jeffrey

Title:	VP

Date:	11/28/00

MEDICAL GROUP
Professional Care IPA Medical Group

By:	/s/ Ed Rotan

Title:	President & COO

Date:

PRODUCT ATTACHMENT B

PACIFICARE COMMERCIAL POINT-OF-SERVICE PLAN

This Product Attachment B, along with Product Attachment A and the Base Agreement, sets forth the terms and conditions which are applicable to the PacifiCare Commercial Point-of-Service Plan, as defined below.

ARTICLE 1
DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the PacifiCare Commercial Point-of-Service Plan, as described in this Product Attachment B.  Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1                                 In-Network Services are Covered Services received by Commercial POS Plan Members which are (a) provided or arranged by Medical Group pursuant to the PacifiCare Commercial Plan; (b) received from a non-contracting Provider following an authorization from Medical Group; (c) Emergency Services; and (d) Urgently Needed Services.

1.2                                 In-Network Hospital Services are Hospital Services received by Commercial POS Plan Members which are (a) provided or arranged by Medical Group pursuant to the PacifiCare Commercial Plan; (b) received from a non-contracting Provider following an authorization from Medical Group; (c) Emergency Services; and (d) Urgently Needed Services.

1.3                                 Out-of-Network Services are Covered Services, excluding Emergency Services and Urgently Needed Services, which are received by Commercial POS Plan Members without the prior authorization of Medical Group.

1.4                                 PacifiCare Commercial Point-of-Service (“POS”) Plan is any PacifiCare Commercial Plan, as defined in Product Attachment A, under which Members are entitled to coverage for both In-Network Services and Out-of-Network Services.

1.5                                 Commercial POS Plan Members are Medical Group Members enrolled in the PacifiCare Commercial POS Plan.

1.6                                 POS Plan Premium is the sum of the In-Network Premium and the Out-of-Network Premium, as defined below:

1.6.1                        In-Network Premium is the Commercial Plan Premium, as defined in Product Attachment A, billed or accounted for by PacifiCare for coverage of In-Network Services under the PacifiCare Commercial POS Plan.

1.6.2                        Out-of-Network Premium is the Commercial Plan Premium, as defined in Product Attachment A, billed or accounted for by PacifiCare (or an insurance company or self-insured employer which has assumed the risk for the Out-of-Network Services), for coverage of Out-of-Network Services under the PacifiCare Commercial POS Plan.

ARTICLE 2
DUTIES OF MEDICAL GROUP

2.1                                 Covered Services.  Medical Group and its Participating Providers shall provide or arrange Covered Services to Commercial POS Plan Members under same terms and conditions as Commercial Plan Members.

2.2                                 Reciprocity; Reimbursement for Out-of-Network Services.  If any of Medical Group’s Participating Providers provides Out-of-Network Services to a Commercial POS Plan Member, such Medical Group Participating Provider shall bill PacifiCare or the payor responsible for payment for Out-of-Network Services for such services and agrees to accept full payment at the Cost of Care.  Neither Medical Group nor its Participating Providers shall encourage Members to receive Covered Services from non-Participating Providers.  Medical Group shall include the requirements of this Section in all subcontracts with its Participating Providers.

ARTICLE 3
COMPENSATION

3.1                                 Capitation Payments for Commercial POS Plan Members.  For Commercial POS Plan Members, PacifiCare will pay Medical Group *** of the Capitation Payment for Commercial Plan Members, subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments set forth below in this Section.  Capitation Payments for Commercial POS Plan Members will be based on a percentage of the In-Network Premium only.  The payment described in this Section is payment in full for In-Network Services, except for Copayments, coordination of benefits, third party recoveries and payments under the PacifiCare POS Control Program set forth below.

3.1.1                        Adjustment for ISL Premium.  In calculating Capitation Payments due to the Medical Group for Commercial POS Plan Members, PacifiCare shall deduct *** of the ISL Premium amount set forth in Section 3.2 of Product Attachment A from the amounts otherwise due to Medical Group, unless PacifiCare has approved of Medical Group’s opt out of PacifiCare’s ISL Program.

3.2                                 Commercial POS Control Program.  PacifiCare shall establish and administer an annual Control Program for the PacifiCare Commercial Point-of-Service Plan (“Commercial POS Control Program”).  The Commercial POS Control Program is designed to provide an incentive for the efficient and effective use of In-Network Hospital Services and to control Out-of-Network Services, and shall be calculated in accordance with the following provisions.

3.2.1                        Definitions.  The following terms shall have the meaning attributed below for purposes of the Commercial POS Control Program.

(i)                                     POS Plan Budget shall equal *** of In-Network Premium plus *** of Out-of-Network Premium, less PacifiCare POS Control Program Reinsurance Premium, if any.

(ii)                                  POS Plan Costs shall mean the following:

(a)          Claims paid for In-Network Hospital Services incurred during the current period, calculated at the actual amount paid; plus,

(b)         Claims paid for Out-of-Network Services incurred during the current period, calculated at the actual amount paid; plus,

(c)          Claims paid for In-Network Hospital Services and Out-of-Network Services incurred but not included in prior period Commercial POS Control Program calculations, calculated at the actual amount paid: minus,

(d)         Any and all amounts received from third party liability and coordination of benefit recoveries for In-Network Hospital Services and Out-of-Network Services that are received during the period of calculation.

(iii)                               Budget Surplus.  The amount, if any, by which the POS Plan Budget exceeds the POS Plan Costs for any calendar year.

(iv)                              Budget Deficit.  The amount, if any, by which the POS Plan Costs exceeds the POS Plan Budget for any calendar year.

(v)                                 Capitation Restoration Amount.  The difference between (a) the amount Medical Group would have received if Medical Group’s Capitation Payments for Commercial POS Plan Members had been determined by multiplying the percentage set forth in Section 3.1 of Product Attachment A by the In-Network Premium and (b) the actual capitation paid to Medical Group for Commercial POS Plan Members for the relevant contract year.

3.2.2                        POS Control Program Reinsurance.  Unless PacifiCare has approved of Medical Group’s opt out of POS reinsurance (“POS Control Program Reinsurance”), PacifiCare shall provide reinsurance (the “Commercial POS Control Program Reinsurance”) in order to provide protection for the Commercial POS Plan Budget when Cost of Care for POS In-Network

Hospital Services and Out-of-Network Medical Group and Hospital Services (“Out-of-Network Services”) exceeds a specified dollar amount per Medical Group Member per calendar year (the “Commercial POS Control Program Reinsurance Deductible”).  Costs for In-Network Hospital Services and Out-of-Network Services that exceed the Commercial POS Control Program Reinsurance Deductible shall be considered an expense against the Commercial POS Plan Budget, of which surpluses and deficits are shared equally between PacifiCare and the Commercial POS Plan Budget.

3.2.3                        Reinsurance Program.  Claims under the POS Control Program Reinsurance shall be valued at *** per acute inpatient day, *** per skilled nursing facility day, and *** for all other claims.  The Reinsurance Deductible and Reinsurance Premium for the Commercial POS Plan shall initially be:

(i)                                     Reinsurance Deductible shall be *** per Commercial Plan Member per calendar year.

(ii)                                  In-Network Reinsurance Premium shall be *** of the Commercial Plan Reinsurance Premium amount set forth in Section 3.3.1 of Product Attachment A.

(iii)                               Out-of-Network Reinsurance Premium shall be seventy-seven hundredths percent (.77%) of the Commercial Plan Reinsurance Premium amount set forth in Section 3.3.1 of Product Attachment A.

If PacifiCare has approved of Medical Group’s opt out of the Reinsurance Program, the above amounts and percentages will reflect “zero.” In such event, Medical Group shall be required to obtain reinsurance coverage from a third-party insurance carrier in accordance with Section 5.5.5 of the Base Agreement.

3.2.4                        Documentation.  PacifiCare shall provide Medical Group with a list of In-Network Hospital Services claim payments and Out-of-Network claim payments in support of computation and accuracy of POS Plan Costs, third party liability and coordination of benefit recoveries, assumptions and data supporting the POS Plan Budget, the Budget Surplus, and the Budget Deficit and the Capitation Restoration Amount.

3.2.5                        Budget Surplus Reconciliation.  Medical Group shall receive *** of the Budget Surplus, until such time as Medical Group has received the applicable Capitation Restoration Amount.  If the Budget Surplus exceeds the Capitation Restoration Amount, then PacifiCare and Medical Group shall each be entitled to fifty percent (50%) of the remaining Budget Surplus.

3.2.6                        Budget Deficit Reconciliation.  In the event of a Budget Deficit, Medical Group shall not be responsible for making any payments under the PacifiCare POS Control Program.  However, *** of the Budget Deficit amount shall be considered a Medical Group obligation for purposes of offsetting surpluses under other incentive programs under the Agreement.

3.3                                 Adjustment of Rates.  Capitation Payments for Commercial POS Plan Members and the POS Plan Budget may be prospectively adjusted on an annual basis to reflect actual experience under the Commercial POS Plan; provided, however, that in no event shall the amount of any increase or decrease to such Capitation Payments be greater than ten (10) percentage points in any given year.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment B.

PACIFICARE OF CALIFORNIA

By:	/s/ Brian Jeffrey

Title:	VP

Date:	11/28/00

MEDICAL GROUP
Professional Care IPA Medical Group

By:	/s/ Ed Rotan

Title:	President & COO

Date:

PRODUCT ATTACHMENT C

SECURE HORIZONS HEALTH PLAN

This Product Attachment C, along with the Base Agreement, sets forth the terms and conditions which are applicable to the Secure Horizons Health Plan, as defined below.

ARTICLE 1
DEFINITIONS

The following terms shall have the meaning attributed below for purposes of the Secure Horizons Health Plan, as described in this Product Attachment C.  Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Base Agreement.

1.1                                 HCFA is the Health Care Financing Administration, an administrative agency of the United States Government, responsible for administering the Medicare program.

1.2                                 HCFA Agreement is the Medicare + Choice contract between PacifiCare and HCFA.

1.3                                 Medicare is the Hospital Insurance Plan (Part A) and the Supplementary Medical Insurance Plan (Part B) provided under Title XVIII of the Social Security Act, as amended.

1.4                                 Monthly HCFA Payment is the revenue received by PacifiCare each month from HCFA, as determined by HCFA, for providing Covered Services to Secure Horizons Members.

1.5                                 Secure Horizons Health Plan is the prepaid health plan operated by PacifiCare pursuant to the HCFA Agreement which provides Covered Services to individuals (including retirees) eligible to receive Medicare benefits.

1.6                                 Secure Horizons Members are Medical Group Members enrolled in the Secure Horizons Health Plan.

1.7                                 Secure Horizons Revenue is the Monthly HCFA Payment for Medical Group Members enrolled in the Secure Horizons Health Plan, less payments for broker and agent commissions/compensation (when applicable), premium taxes and amounts used to fund the Market Specific Benefit Program (as defined below).

ARTICLE 2
DUTIES OF MEDICAL GROUP

2.1                                 Compliance with HCFA Agreement and Federal Medicare Law.  Medical Group shall comply with all requirements in the HCFA Agreement which are applicable to Medical Group as a subcontractor of PacifiCare as a result of this Agreement.  Without limiting the foregoing, Medical Group shall ensure that all provisions of the

HCFA Agreement which are applicable to Medical Group’s Participating Providers as a subcontractor of PacifiCare are included in Medical Group’s subcontracts with its Participating Providers.  A copy of the HCFA Agreement shall be made available to Medical Group concurrent with the execution of this Agreement.  Medical Group and its Participating Providers shall comply with Title XVIII of the Social Security Act and the regulations adopted thereunder by HCFA for the Medicare program.

2.2                                 Medicare Participation Standards.  Medical Group shall require that all of its Participating Providers who provide services to Secure Horizons Members meet the standards for participation and all applicable requirements for providers of health care services under the Medicare program.  In addition, Medical Group shall require that all facilities and offices utilized by Medical Group and its Participating Providers to provide or arrange Covered Services to Secure Horizons Members shall comply with facility standards established by HCFA.

2.3                                 Specific Provisions Pertaining to Benefits. Coverage and Beneficiary Protections.  Without limiting any of Medical Group’s other obligations under this Agreement, Medical Group specifically agrees to comply with the following policies and procedures:

(i)                                     PacifiCare’s policies pertaining to the collection of copayments which prohibit the collection of copayments for routine injections, routine immunizations, flu immunizations, and the administration of pneumococcal/pneumonia vaccine.

(ii)                                  PacifiCare’s policies pertaining to pre-certification which provide that Secure Horizons Members may directly access a provider for mammography and influenza vaccinations and women’s health specialists for routine and preventive health care.

(iii)                               PacifiCare’s policies pertaining to complex and serious conditions which provide for procedures to identify, assess and establish treatment plans for persons with complex or serious medical conditions.

(iv)                              PacifiCare’s policies pertaining to enrollment and assessment of new Secure Horizons Members including requirements to conduct a health assessment of all new Secure Horizons Members within ninety (90) days of the effective date of their enrollment.

2.4                                 Confidentiality of Medical Records.  Medical Group shall establish and maintain procedures and controls so that no information contained in its records or obtained from HCFA or from others in carrying out the terms of this Agreement shall be used by or disclosed by it, its agents, officers, or employees except as provided in Section 1106 of the Social Security Act, as amended, and regulations prescribed thereunder.

2.5                                 Submission of Data.  Medical Group shall cooperate with PacifiCare in submitting to the Secretary of Health and Human Services statistical data pertaining to Covered Services provided by Medical Group, enrollment and disenrollment data and any other reports the Secretary may reasonably require to carry out its functions under the Medicare + Choice program.

2.6                                 Advance Directives.  Medical Group shall document all Secure Horizons Member patient records with respect to the existence of an Advance Directive in compliance with the Patient Self-Determination Act (Section 4751 of the Omnibus Reconciliation Act of 1990), as amended, and other appropriate laws.  For purposes of this Agreement, an Advance Directive is a Member’s written instructions, recognized under State law, relating to the provision of health care when the Member is not competent to make health care decisions as determined under State law.  Examples of Advance Directives are living wills and durable powers of attorney for health care.

2.7                                 Non-Discrimination.  Medical Group understands that HCFA requires compliance with the provisions of this Section as a condition for participation in the Secure Horizons Health Plan.  Medical Group and its Participating Providers shall not unlawfully discriminate against any of their employees or applicants for employment or against any Members on the basis of race, color, creed, national origin, ancestry, religion, sex, marital status, age (except as provided by law), sexual orientation, gender identity, or physical or mental handicap, including HIV status.  Medical Group and its Participating Providers shall ensure that the evaluation and treatment of their employees and applicants for employment and of Members are free of such discrimination.  Medical Group and its Participating Providers shall comply with Title VI of the Civil Rights Act of 1964, as amended (42 U.S.C.  Section 2000d et. seq.), Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C.  Section 794) and the regulations thereunder, Title IX of the Education Amendments of 1972, as amended (20 U.S.C.  Section 1681 et.  seq.), the Age Discrimination Act of 1975, as amended (42 U.S.C.  Section 6101 et.  seq.), Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended (42 U.S.C.  Section 9849), the Americans With Disabilities Act (P.L. 101-365) and all implementing regulations, guidelines and standards as are now or may be lawfully adopted under the above statutes.

2.8                                 Termination of HCFA Agreement.  In the event the HCFA Agreement is terminated or not renewed, the provisions of this Agreement relating to the Secure Horizons Health Plan shall automatically terminate unless otherwise agreed by HCFA and PacifiCare.

ARTICLE 3
COMPENSATION

3.1                                 Capitation Payments for Secure Horizons Members.  Capitation Payments for Secure Horizons Members shall be *** of the Secure Horizons Revenue per Secure Horizons Member per month, plus zero dollars ($0) for each Secure Horizons Member for whom PacifiCare has received a monthly member premium, subject to the adjustments set forth in Article 5 of the Base Agreement and the adjustments set forth below in this Section.

3.1.1                        Adjustment for ISL Premium.  In calculating Capitation Payments due to Medical Group, PacifiCare shall deduct the ISL Premium amount set forth herein from the amounts otherwise due to Medical Group, unless PacifiCare has approved of Medical Group’s opting out of PacifiCare’s ISL Program.

3.2                                 ISL Program.  The ISL Deductible, ISL Premium and ISL Coinsurance for the Secure Horizons Plan shall initially be:

(i)                                     ISL Deductible shall be zero dollars ($0) per Secure Horizons Member per calendar year.

(ii)                                  ISL Premium shall be zero percent (0%) of the Secure Horizons Revenue.

(iii)                               ISL Coinsurance shall be zero percent (0%) of the Cost of Care in excess of the ISL Deductible.

If PacifiCare has approved of Medical Group’s opt out of the ISL Program, the above amounts and percentages will reflect “zero.” In such event, Medical Group shall be required to obtain ISL coverage from a third-party insurance carrier in accordance with Section 5.5.5 of the Base Agreement.

3.3                                 Secure Horizons Hospital Incentive Program.  PacifiCare shall establish and administer an annual Hospital Incentive Program for the Secure Horizons Health Plan (the “SHIP”).  The SHIP is designed to provide an incentive for the efficient and effective use of Hospital Services, and shall be calculated utilizing the terms defined below.

3.3.1                        Reinsurance Program.  Claims under the Reinsurance Program shall be valued at the Cost of Care as defined in this Agreement.  The Reinsurance Deductible, Reinsurance Premium and Reinsurance Coinsurance for the Secure Horizons Plan shall initially be:

(i)                                     Reinsurance Deductible shall be *** per Secure Horizons Member per calendar year.

(ii)                                  Reinsurance Premium shall be *** of the Secure Horizons Revenue.

(iii)                               Reinsurance Coinsurance shall be *** of the Cost of Care for amounts in excess of the Reinsurance Deductible but less than *** and *** of the Cost of Care for amounts in excess of ***.

3.3.2                        SHIP Budget. The SHIP Budget for Secure Horizons Members commencing June 1, 1999 and ending December 31, 1999 shall be *** of the Secure Horizons Revenue per Secure Horizons Member per Month, subject to the adjustments set forth in Article 5 of the Base Agreement and further specified below, less PacifiCare Secure Horizons Plan Reinsurance Premium, if any.

For the periods from and after January 1, 2000 the SHIP Budget for Secure Horizons Members shall be *** of the Secure Horizons Revenue per Secure Horizons Member per Month, subject to the adjustments set forth in Article 5 of the Base Agreement and further specified below, less PacifiCare Secure Horizons Plan Reinsurance Premium, if any.

3.3.3                        SHIP Expense.  SHIP Expense shall be equal to the sum of the following:

(i)                                     Inpatient costs for Hospital Services rendered to Secure Horizons Members by Participating Providers valued at the actual costs incurred by PacifiCare; plus,

(ii)                                  Other Hospital Services rendered to Secure Horizons Members by Participating Providers other than inpatient services, valued at actual costs incurred by PacifiCare; plus,

(iii)                               The actual amount paid for Hospital Services, which are rendered by non-Participating Providers; minus,

(iv)                              Amounts paid by PacifiCare under the Reinsurance Program, if any; minus,

(v)                                 Any and all amounts received from third parties for Hospital Services provided to Secure Horizons Members through coordination of benefits, work-related accidents or injuries, stop-loss and reinsurance payments and Medical Group Member Copayments.

3.3.4                        SHIP Surplus.  In the event the SHIP Expense is less than the SHIP Budget, the surplus shall be allocated as follows:

*** to Medical Group

*** to PacifiCare

3.3.5                        SHIP Deficit.  In the event the SHIP Expense is greater than the SHIP Budget, the deficit shall be allocated as follows:

*** to Medical Group

*** to PacifiCare

3.3.6                        Settlements and Reconciliation.  Interim settlements and the final settlement and reconciliation of the SHIP shall be performed by PacifiCare as provided in Article 5 of the Base Agreement.

3.4                                 Market-Specific Benefit Program.  PacifiCare may establish, at its sole discretion, an annual Market-Specific Benefit Program (the “MSBP”).  The MSBP is designed to provide an incentive to control costs for certain additional benefits (the “MSBP Benefits”) offered to Secure Horizons Members, as defined in the applicable Subscriber Agreement, for the purpose of enhancing the marketability of the Secure Horizons Health Plan.  The MSBP may include the following additional benefits and may be amended from time to time by PacifiCare to reflect changes in the benefits:

Dental Benefits

Immunosuppressive Drugs

Outpatient Pharmacy Benefits

Respite Care

PacifiCare shall retain seven percent (7%) of the Monthly HCFA Payment (the “MSBP Budget”) and add to it sixty-four cents ($0.64) per Secure Horizons Plan Member per month, which amount is established as a credit for rebates received from pharmaceutical manufacturers.  This credit may or may not reflect the total pharmaceutical manufacturer rebate revenues received by PacifiCare for purposes of funding and administering the MSBP.  The MSBP shall be calculated as follows:

3.4.1                        MSBP Benefits shall be the additional benefits listed above in this Section and made available under the Secure Horizons Health Plan as defined in the applicable Subscriber Agreement.

3.4.2                        MSBP Expense shall equal the expense incurred for the provision of MSBP Benefits during the applicable period.

3.4.3                        MSBP Surplus.  In the event the MSBP Expense is less than the MSBP Budget, *** of the surplus shall be allocated to Medical Group.

3.4.4                        MSBP Deficit.  In the event the MSBP Expense is greater than the MSBP Budget, *** of the deficit shall be allocated to Medical Group.

3.4.5                        Settlements.  The calculations in this Section and settlements shall be performed in accordance with the procedures specified in Article 5 of the Base Agreement.

3.5                                 Collection of Charges From Third Parties When Medicare Is Not the Primary Payor.  Medical Group shall accept Capitation Payments from PacifiCare as payment in full for Covered Services provided to Secure Horizons Members; provided, however, when Medicare is not the primary payor for Covered Services, such as when the Secure Horizons Member is entitled to payment from another third party or for payment for a workers’ compensation claim, or from other primary insurance coverage maintained by Secure Horizons Member, Medical Group shall make no demand upon PacifiCare for reimbursement under the Individual Stop-Loss Program until all primary sources of payment have been pursued and it is determined that full payment cannot be obtained within ten (10) months from the date of the provision of Covered Services.

IN WITNESS WHEREOF, the parties hereto have executed this Product Attachment C.

PACIFICARE OF CALIFORNIA

By:	Brian Jeffrey

Title:	VP

Date:	11/28/00

MEDICAL GROUP Professional Care IPA Medical Group

By:	Ed Rotan

Title:	President & COO

Date:

DIVISION OF FINANCIAL RESPONSIBILITY

The following matrix outlines the division of financial responsibility between PacifiCare, Medical Group and the Hospital Incentive Program, the intent being to clarify Covered Services categories in order to provide for accurate administration.  The matrix serves as a model under which broad Covered Service categories suggest the appropriate financial responsibility for Covered Services not specifically listed.  The applicable Subscriber Agreement and Evidence of Coverage should be consulted for an accurate and complete description of Covered Services and the Provider Manual for administrative clarification.  Member benefit information should be verified prior to the provision of services.

Division of Financial Responsibility

KEY: M * Opt-out to Medicare benefit for Hospice

Service Description	Medical Group	Hospital Incentive Program	PacifiCare

Allergy - Serum - OP	***	***	***
Allergy - Testing & Tx - OP - Prof	***	***	***
Ambulance (Air and Ground) - OP	***	***	***
Amniocentesis - OP - Fac & Prof	***	***	***
Anesthesiology - IP & OP - Prof	***	***	***
Autologous Blood Services - OP - Fac & Prof	***	***	***
Biofeedback (Medically Necessary) - OP	***	***	***
Chemical Dependency (Detox) - IP & OP - Fac	***	***	***
Chemical Dependency (Detox) - IP & OP - Prof	***	***	***
Chemical Dependency (Rehab) - IP - Fac - CO	***	***	***
Chemical Dependency (Rehab) - IP - Fac - SH	***	***	***
Chemical Dependency (Rehab) - IP -Prof - CO	***	***	***
Chemical Dependency (Rehab) - IP - Prof - SH	***	***	***
Chemical Dependency (Rehab) - OP - Fac - CO	***	***	***
Chemical Dependency (Rehab) - OP - Fac - SH	***	***	***
Chemical Dependency (Rehab) - OP - Prof - CO	***	***	***
Chemical Dependency (Rehab) - OP- Prof - SH	***	***	***
Chemotherapy (Including Chemotherapy Drugs - Inject/Oral) - OP-Fac & Prof	***	***	***
Chemotherapy - IP - Prof	***	***	***
Chiropractic - Medical - OP - Fac & Prof	***	***	***
Chiropractic - Supplemental - OP - Fac & Prof	***	***	***
Circumcision - Op. Fac & Prof	***	***	***
Diagnostic Tests - OP - Fac & Prof	***	***	***
DME - IP	***	***	***
DME, Ostomy/Colostomy Supplies, Prosthetics/Orthotics - OP	***	***	***
Emergency Room - OP - Fac	***	***	***
Emergency Room - OP - Prof	***	***	***
Endoscopic Studies - IP - Prof	***	***	***
Endoscopic Studies - OP - Fac	***	***	***
Endoscopic Studies - OP - Prof	***	***	***
Family Planning - Abortions - OP -Fac	***	***	***
Family Planning - Abortions - OP - Prof	***	***	***
Family Planning - Contraceptive Devices - Insertion - OP - Prof	***	***	***
Family Planning - Contraceptive Devices - Non-Rx (eg. Norplant/IUD) - OP	***	***	***
Family Planning - Contraceptive Devices - Prescription - OP	***	***	***
Family Planning - GIFT/ZIFT/IVF - OP - Fac & Prof	***	***	***
Family Planning - Infertility Procedures - OP-Fac	***	***	***

*** All references to the division of financial responsibility have been deleted.

Family Planning - Infertility Procedures - OP - Prof	***	***	***
Family Planning - Infertility Testing - OP - Prof	***	***	***
Family Planning - Sterilization - IP & OP - Prof	***	***	***
Family Planning - Sterilization - IP - Fac	***	***	***
Family Planning - Sterilization - OP - Fac	***	***	***
Fetal Monitoring - OP - Fac & Prof	***	***	***
Health Education - OP	***	***	***
Health Eval/Physical	***	***	***
Hearing Aids/Molds - OP	***	***	***
Hearing Screening (Audiologic Evaluation) - OP	***	***	***
Hemodialysis / Dialysis - IP & OP - Prof	***	***	***
Hemodialysis / Dialysis - OP - Fac	***	***	***
Home Health Care / Home Infusion Therapy - OP - Prof	***	***	***
Hosp Based Phys Interpretative Serv Incl Radiology & Pathology - IP & OP - Prof	***	***	***
Hospice Services (Medicare) - IP - Fac & Prof - SH	***	***	***
Hospice Services - IP - Prof - CO	***	***	***
Hospitalization Services - IP - Fac	***	***	***
Immunizations & Inoculations (Medically Necessary) - OP	***	***	***
Injectables - Not Part of Outpatient Pharmacy Benefits - OP	***	***	***
Laboratory/Pathology (Diagnostic Only) - OP - Fac	***	***	***
Laboratory/Pathology (Diagnostic Only) - OP - Prof	***	***	***
Laboratory/Pathology - IP - Fac	***	***	***
Lithotripsy - OP - Fac	***	***	***
Lithotripsy - OP - Prof	***	***	***
Med/Surg Supplies (casts, splints, bandages) - Office - OP	***	***	***
Medication - Prescription - OP	***	***	***
Mental Health (Crisis Intervention) - OP - Prof - CO	***	***	***
Mental Health - IP - Fac - CO	***	***	***
Mental Health - IP - Fac - SH	***	***	***
Mental Health - IP - Prof - CO	***	***	***
Mental Health - IP - Prof - SH	***	***	***
Mental Health - OP - Fac - CO	***	***	***
Mental Health - OP - Fac - SH	***	***	***
Mental Health - OP - Prof - CO	***	***	***
Mental Health - OP - Prof - SH	***	***	***
Observation Room - OP - Fac	***	***	***
Oral Surgery / Dental Services - Accident & Injury Only - OP - Fac	***	***	***
Oral Surgery / Dental Services - Accident & Injury Only - OP - Prof	***	***	***
Out of Area - IP & OP - Fac	***	***	***
Out of Area - IP & OP - Prof	***	***	***
Outpatient Surgery - OP - Fac	***	***	***
Outpatient Surgery - OP - Prof	***	***	***
Physician Services (All Professional Services) - IP & OP - Prof	***	***	***
Prosthetics - Surgical Implants - OP	***	***	***
Radiation Therapy - IP & OP - Prof	***	***	***
Radiation Therapy - OP - Fac	***	***	***
Radiology (Diagnostic Only) - OP - Fac	***	***	***
Radiology (Diagnostic Only) - OP - Prof	***	***	***
Radiology - IP - Fac	***	***	***
Reconstructive Surgery - IP & OP - Prof	***	***	***
Reconstructive Surgery - OP - Fac	***	***	***
Rehabilitation - Cardiac/OT/PT/RT/ST - OP - Fac	***	***	***
Rehabilitation - Cardiac/OT/PT/RT/ST - OP - Prof	***	***	***
Skilled Nursing Facility - IP - Fac	***	***	***
Sleep Studies - OP	***	***	***
TMJ - Evaluation (excludes dental exams/treatment) - OP - Prof	***	***	***
Transfusions - OP - Fac	***	***	***

*** All references to the division of financial responsibility have been deleted.

Transplants - IP - Fac	***	***	***
Transplants - IP - Prof	***	***	***
Urgent Care - OP - Fac & Prof	***	***	***
Vision - Medical Treatment - OP - Prof	***	***	***
Vision - Refraction for Contact Lenses/Frames - OP - Prof	***	***	***
Vision Care Materials - Contact Lenses/Frames (non-cataract) - OP - CO	***	***	***
Vision Care Materials - Contact Lenses/Frames (non-cataract) - OP - SH	***	***	***

*** All references to the division of financial responsibility have been deleted.